As Filed with the Securities and Exchange Commission on
March 11, 2002
                                      Registration No. ___-_____


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-4
                      REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                    1ST COLONIAL BANCORP, INC.
      (Exact name of registrant as specified in its charter)

   Pennsylvania               6711               Applied for
  (State or other      (Primary Standard      (I.R.S. Employer
  jurisdiction of          Industrial        Identification No.)
   incorporation)         Classification
                          Code Number)

                        1040 Haddon Avenue
                  Collingswood, New Jersey 08108
                          (856) 858-1100
       (Address, including Zip Code, and telephone number,
                      including area code,
           of registrant's principal executive offices)
                   ___________________________

                       Gerard M. Banmiller
              President and Chief Executive Officer
                    1st Colonial Bancorp, Inc.
                        1040 Haddon Avenue
                  Collingswood, New Jersey 08108
                          (856) 858-1100
    (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                            Copy to:

                    Edward C. Hogan, Esquire
                          Stevens & Lee
                  1415 Route 70 East, Suite 506
                  Cherry Hill, New Jersey  08034

Approximate date of commencement of the proposed sale of the securities to the public: The date of mailing of the Proxy
Statement/Prospectus contained herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                   ___________________________

                 CALCULATION OF REGISTRATION FEE
________________________________________________________________

Title of                      Proposed     Proposed
Each Class                    Maximum      Maximum
of Securities  Amount         Offering     Aggregate   Amount of
To Be          To Be          Price        Offering    Registra-
Registered     Registered(1)  Per Unit(2)  Price(2)     tion Fee
________________________________________________________________
Common Stock,
no par value   1,130,956 shares   $ 10.25  $11,592,299    $1,067
________________________________________________________________

(1) Based on the approximate number of shares to be issued in respect of the same number of outstanding shares of common stock of 1st Colonial National Bank (the "Bank"), plus shares issuable pursuant to outstanding exercisable options and warrants to acquire such stock.

(2) Estimated solely for the purpose of calculating the registration fee, and calculated in accordance with Rule 457(f)(1), based on the average of the bid and asked price of the common stock of the Bank of $10.25 per share as of March 6, 2002.

                 _______________________________

The Registrant hereby amends this Registration Statement on such date or dates that may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                       May ___, 2002


To All Shareholders of 1st Colonial National Bank:

     Enclosed is a formal notice of the 2002 Annual Meeting of Shareholders (the "Meeting") of 1st Colonial National Bank (the
"Bank"). The Meeting will be held on Wednesday, June 12, 2002 at 7:30 P.M. at Tavistock Country Club, Tavistock Lane,
Haddonfield, New Jersey.

     In connection with the Meeting, the Board of Directors of the Bank is submitting for your approval an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), pursuant to which the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as "1st Colonial Bancorp, Inc." ("Bancorp"). The transactions contemplated by the Merger Agreement are referred to herein as the "Reorganization." The Reorganization was unanimously approved by the Board of Directors and, pursuant to the Merger Agreement, requires the approval of the holders of at least two-thirds of the issued and outstanding shares of the common stock of the Bank. In addition, the Reorganization cannot be consummated until certain regulatory approvals have been received and become final. The Board of Directors anticipates that, if such shareholder and regulatory approvals are received and all other conditions to the consummation of the Reorganization are satisfied, the Reorganization will occur in June 2002.

     As a result of the Reorganization, each shareholder who has not exercised his or her right of dissent and appraisal regarding the Reorganization will exchange each share of his or her Bank common stock for one share of the common stock of Bancorp. Subsequent to the Reorganization, the non-dissenting shareholders of the Bank will own all of the issued and outstanding shares of Bancorp.

     It is also necessary at the Meeting to elect eleven directors of the Bank to hold office for a term of one year from the date of election and until their successors have been elected and qualified, and to ratify the appointment by the Board of Directors of KPMG LLP as the Bank's independent auditors for the fiscal year ending December 31, 2002.

     In addition to the Notice of Annual Meeting, you will find enclosed with this letter (i) a detailed Proxy Statement/
Prospectus describing the terms of the Reorganization and related considerations, (ii) the Bank's Annual Report to Shareholders, and (iii) a form of Proxy. Please read all of the enclosed materials carefully.

     The Board urges that you give the enclosures your prompt attention and that you return your signed Proxy directing a vote
"FOR" the proposed Reorganization, the election of the Board of Directors' nominees as directors of the Bank, and the ratification of the appointment of KPMG LLP as the Bank's independent auditors.

     It is important that your shares be represented at the Meeting. Therefore, whether or not you plan to attend, please complete and sign your Proxy and return it to the Bank in the enclosed envelope, which does not require postage if mailed in the United States. If you attend the Meeting and wish to vote in person, your proxy may be revoked at that time. Additional methods of revoking a proxy are described in the attached Proxy Statement/Prospectus.

     If you have any questions regarding the proposal, please do not hesitate to contact me, James E. Strangfeld, or Robert C.
Faix.

                           Sincerely,


                           Gerard M. Banmiller
                           President and Chief Executive Officer



                    1ST COLONIAL NATIONAL BANK

                  _____________________________

                              NOTICE
                                OF
                  ANNUAL MEETING OF SHAREHOLDERS
                   to be held on June 12, 2002

                  _____________________________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders (the "Meeting") of 1st Colonial National Bank (the
"Bank") will be held on June 12, 2002, at 7:30 p.m. (Eastern
Time) at Tavistock Country Club, Tavistock Lane, Haddonfield,
New Jersey, for the following purposes:

          (1) To elect eleven directors to hold office for a term of one year from the date of election and until their successors have been elected and qualified ("Matter No. 1");

          (2) To consider and vote upon a proposal to approve the formation of a bank holding company by approving an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") pursuant to which (a) the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as "1st Colonial Bancorp, Inc." ("Bancorp"), and (b) each outstanding share of common stock of the Bank will be exchanged, by operation of law, for one share of common stock of Bancorp ("Matter
               No. 2");

          (3) To ratify the appointment by the Board of Directors of KPMG LLP as the Bank's independent auditors for the fiscal year ending December 31, 2002 ("Matter No. 3");

          (4) To consider and vote upon a proposal (the "Authorization Proposal") to authorize the Board of Directors of the Bank, in its discretion, to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to constitute a quorum or approve the Merger Agreement ("Matter No. 4"); and

           (5) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on May 1, 2002, are entitled to notice of, and to vote at, the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              ROBERT C. FAIX
                              Secretary

Collingswood, New Jersey
May __ , 2002

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

     BECAUSE THE FORMATION OF THE HOLDING COMPANY (MATTER NO. 2) MUST BE APPROVED BY THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK, AN ABSTENTION OR A FAILURE TO VOTE, IN PERSON OR BY PROXY, IS, IN EFFECT, A VOTE AGAINST MATTER NO. 2.



                    1ST COLONIAL NATIONAL BANK
                    1ST COLONIAL BANCORP, INC.

                    PROXY STATEMENT/PROSPECTUS

                 _______________________________

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of 1st Colonial National Bank (the "Bank") for use at its Annual Meeting of Shareholders to be held on June 12, 2002. This Proxy Statement/Prospectus is also the Prospectus of 1st Colonial Bancorp, Inc. ("Bancorp") and part of an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") with respect to the issuance of up to 1,130,956 shares of Bancorp common stock, no par value per share, in connection with the Reorganization described in this Proxy Statement/Prospectus. The approximate date of mailing of this Proxy Statement/Prospectus is May ___, 2002.

     This Proxy Statement/Prospectus does not cover any resales of Bancorp common stock received by the Bank's shareholders upon completion of the Reorganization described herein. No person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale or in connection with the offer or sale of any other securities.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 _______________________________

     The date of this Proxy Statement/Prospectus is May ___,
2002.



                   1ST COLONIAL NATIONAL BANK
                   1ST COLONIAL BANCORP, INC.

                   PROXY STATEMENT/PROSPECTUS

                _________________________________

                        TABLE OF CONTENTS

SUMMARY

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

INFORMATION CONCERNING THE MEETING
     Matters to be Considered at the Meeting
     Date, Time, and Place of Meeting
     Record Date; Required Vote
     Voting and Revocation of Proxies
     Solicitation of Proxies
     Dissenters' Rights
     Principal Shareholders of the Bank

MATTER NO. 1 ELECTION OF DIRECTORS
     Information Concerning Nominees For Directors
     Security Ownership of Management
     Board Meetings and Committees
     Director Compensation
     Audit Committee
     Remuneration of Executives Officers
     Employment Agreements
     Executive Compensation Program
     Employee Stock Option Plan
     Stock Option Plan For Outside Directors
     Indebtedness of Management
     Transactions with Related Persons

MATTER NO. 2 PROPOSAL TO APPROVE FORMATION OF HOLDING COMPANY
     Reasons for the Reorganization
     Description of the Reorganization
     Business of Bancorp
     Management of Bancorp and the Bank after the Reorganization
     Conditions, Amendment and Termination
     Federal Income Tax Consequences of the Transaction
     Financial Accounting Treatment
     Limitation of Liability and Indemnification of
       Directors and Officers
     Treatment of Stock Certificates
     Effect on Employee Benefit Plans
     Effect on Warrants
     Effective Date
     Regulation of the Bank and Bancorp
     Restrictions on Cash Dividends
     Continuing Restrictions

DISSENTERS' AND APPRAISAL RIGHTS

DESCRIPTION OF BANCORP CAPITAL STOCK
     General
     Common Stock
     Certain Restrictions on Acquisition of Bancorp

MARKET FOR BANK COMMON STOCK

MATTER NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

MATTER NO. 4 THE AUTHORIZATION PROPOSAL

LEGAL OPINIONS

FINANCIAL INFORMATION

AVAILABLE INFORMATION

SHAREHOLDER PROPOSALS

OTHER MATTERS

Exhibits

Exhibit  A  - Agreement and Plan of Reorganization           A-1
Exhibit  B  - Articles of Incorporation of 1st Colonial
              Bancorp, Inc.                                  B-1
Exhibit  C  - By-Laws of 1st Colonial Bancorp, Inc.          C-1
Exhibit  D  - Section 215a of the National Bank Act
                (12 U.S.C. 215a) Concerning Dissenters'
                and Appraisal Rights                         D-1



                            SUMMARY

     This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy
Statement/Prospectus.

                   Formation of Holding Company

     1st Colonial Bancorp, Inc. ("Bancorp") was recently incorporated by 1st Colonial National Bank (the "Bank") under Pennsylvania law for the purpose of becoming a bank holding company and the sole shareholder of the Bank. Upon completion of the reorganization described in this Proxy Statement/Prospectus (the "Reorganization"), Bancorp will be a bank holding company registered under the Bank Holding Company Act of 1956.

     After the Reorganization, the Bank will continue its current business and operations as a national bank under the name "1st Colonial National Bank." See "Proposal to Approve Formation of Holding Company--Plan of Reorganization."

     The principal executive offices of Bancorp and the Bank are located at 1040 Haddon Avenue, Collingswood, New Jersey 08108, and their telephone number is (856) 858-1100.

Reasons for Reorganization    The Bank's Board of Directors
                              believes that the Reorganization
                              will make it easier to form or
                              acquire providers of other
                              financial services, such as
                              insurance agency, money
                              management, commercial and
                              consumer finance and equipment
                              leasing.  If that occurs, Bancorp
                              will become a more diversified
                              bank holding company, owning a
                              number of separate businesses
                              providing banking, insurance and
                              other financial services.
                              Although no specific services or
                              acquisitions are presently
                              planned, the management of the
                              Bank is seeking possible
                              candidates for acquisition.  No
                              assurance can be given, however,
                              that any of such services will be
                              offered in the near future.

                              The holding company structure also
                              provides more flexibility in terms
                              of corporate organization and
                              capital formation, because the
                              holding company is subject to the
                              Pennsylvania Business
                              Corporation Law of 1988
                              (the "Pennsylvania Business
                              Corporation Law") and the laws
                              pertaining to bank holding
                              companies, rather than the more
                              restrictive laws pertaining to
                              national banks.

                              The creation of Bancorp as a
                              holding company of the Bank also
                              facilitates the inclusion of
                              provisions in Bancorp's Articles
                              of Incorporation and By-Laws that
                              are intended to encourage any
                              person or entity who may desire to
                              acquire control of the Bank, or of
                              Bancorp after completion of the
                              Reorganization, to negotiate
                              any such transaction in advance
                              with the Board of Directors, and
                              to discourage a nonnegotiated
                              attempt to acquire control.  See
                              "Proposal to Approve Formation of
                              Holding Company--Reasons for
                              Reorganization."

Description of
  Reorganization              Bancorp will become a holding
                              company of the Bank pursuant to
                              the Agreement and Plan of
                              Reorganization and Merger
                              ("Merger Agreement") described
                              in this Proxy Statement/
                              Prospectus.  Under the Merger
                              Agreement:  (i) an interim
                              national bank will be organized as
                              a wholly owned subsidiary of
                              Bancorp, (ii) the Bank will be
                              merged into the interim national
                              bank with the interim national
                              bank being the survivor, and
                              (iii) upon such merger the shares
                              of common stock of the Bank will
                              be exchanged, by operation of law,
                              for common stock of Bancorp on a
                              one-for-one basis.  The
                              shareholders of the Bank will,
                              after approval of the
                              Reorganization by the Federal
                              Reserve Board and the Office of
                              the Comptroller of the Currency
                              (the "OCC"), become the
                              shareholders of Bancorp upon the
                              effective date of the
                              Reorganization.  Bancorp will be a
                              bank holding company with respect
                              to the Bank and registered as such
                              with the Federal Reserve Board.
                              See "Proposal to Approve Formation
                              of Holding  Company--Description
                              of Reorganization."

Tax Consequences of the
Reorganization                The Reorganization is conditioned
                              upon receipt of an opinion of
                              counsel to the effect, among other
                              things, that the Reorganization
                              will qualify as a "reorganization"
                              under Section 368 of the Internal
                              Revenue Code of 1986, as amended,
                              and that no gain or loss will be
                              recognized by Bancorp or the
                              Bank with respect to the
                              Reorganization, or by the
                              shareholders of the Bank who
                              exchange their Bank stock for
                              stock of Bancorp. If this
condition is
                              waived by the parties to the
                              Merger Agreement, the Bank will,
                              prior to the consummation of the
                              Reorganization, (i) amend this
                              Proxy Statement/Prospectus to
                              disclose such waiver, (ii) distri-
                              bute such amended Proxy Statement/
                              Prospectus to its shareholders,
                              and (iii) resolicit shareholder
                              approval of the Merger Agreement.
                              See "Proposal to Approve Formation
                              of Holding Company--Federal Income
                              Tax Consequences of the
                              Reorganization."

Accounting Treatment          For financial reporting and
                              related purposes, the
                              Reorganization will be
                              accounted for at historical cost
                              in a manner similar to pooling of
                              interests accounting.

Comparison of Shareholder
Rights Substantial differences exist between the rights of the shareholders of Bancorp, a
                              Pennsylvania business corporation,
                              and the present rights of the
                              shareholders of the Bank, a
                              national bank.  Such differences
                              include provisions which may tend
                              to deter a nonnegotiated tender or
                              exchange offer for Bancorp, such
                              as the following:  (a) no
                              cumulative voting for the election
                              of Bancorp directors;
                              (b) staggered terms for
                              directors of Bancorp;
                              (c) prohibition relating to the
                              ownership or voting of shares of
                              Bancorp common stock in excess of
                              10% of the shares outstanding; and
                              (d) requiring a person who
                              acquires 25% or more of Bancorp's
                              outstanding common stock to buy
                              all of the common stock of other
                              shareholders that such
                              shareholders may choose to
                              tender to such party, at the
                              highest price paid by such party
                              for Bancorp common stock in the
                              preceding twelve months.  In
                              general, certain of the
                              provisions of the Articles of
                              Incorporation and By-Laws of
                              Bancorp are designed to encourage
                              any person or entity who may seek
                              to acquire control of Bancorp to
                              negotiate any such transaction in
                              advance with the Board of
                              Directors.  These provisions,
                              together with certain provisions
                              of Pennsylvania law and agreements
                              with certain officers and
                              employees of the Bank and Bancorp,
                              may make removal of management of
                              Bancorp more difficult.  See
                              "Description of Bancorp Capital
                              Stock -- Certain Restrictions on
                              Acquisition of Bancorp,"
                              Question 2 of "Questions and
                              Answers about the Transaction",
                              "Election of Directors--Employment
                              Agreements," and "Proposal to
                              Approve Formation of Holding
                              Company--Regulation of the Bank
                              and Bancorp."

Market for Bancorp Common
Stock It is anticipated that, like the common stock of the Bank, the common stock of Bancorp will be quoted on the OTC Bulletin
                              Board.  See "Proposal to Approve
                              Formation of Holding
                              Company--Description of
                              Reorganization."

Management of Bancorp         The directors of Bancorp are, and
                              upon completion of the
                              Reorganization will be, Linda M.
                              Rohrer, Gerard M. Banmiller,
                              Thomas A. Clark, III, Letitia G.
                              Colombi, Gerald J. DeFelicis,
                              Edwardo F. Enriquez, John J.
                              Donnelly, IV, and Stanley H.
                              Molotsky, and the officers
                              will be the persons
                              indicated under "Formation
                              of Holding Company--Management of
                              Bancorp."  Bancorp's Class II
                              directors, consisting of
                              Mr. DeFelicis, Mr. Donnelly, and
                              Dr. Enriquez, will be scheduled
                              for re-election at the annual
                              meeting of shareholders of Bancorp
                              in 2003.

Restrictions on Cash
Dividends                     Initially, the only source of
                              funds for payment of cash
                              dividends by Bancorp will be
                              dividends paid to Bancorp by the
                              Bank.  The Bank is subject to
                              restrictions on the cash
                              dividends it can pay to Bancorp.
                              See "Description of Bancorp's
                              Capital Stock--Common Stock."

Regulation of Bank and
Bancorp Under the Bank Holding Company Act of 1956, Bancorp will be subject to regulation by the Federal
                              Reserve Board as a bank holding
                              company. With respect to certain
                              matters arising under federal and
                              state securities laws, Bancorp
                              will be subject to regulation by
                              the Securities and Exchange
                              Commission (the "SEC") and various
                              state regulators; prior to the
                              Reorganization, such laws were
                              administered, as to the Bank, by
                              the OCC.  After the Reorganization
                              the Bank will continue
                              to be regulated by the OCC.  See
                              "Proposal to Approve Formation of
                              Holding Company--Regulation of the
                              Bank and Bancorp."

Regulatory Approval           Completion of the Reorganization
                              is conditioned upon, among other
                              things, obtaining the prior
                              approval of the Federal Reserve
                              Board and the OCC.  Applications
                              have been made for the necessary
                              approvals. Management of the Bank
                              knows of no reason why such
                              approvals would not be granted.
                              See "Proposal to Approve Formation
                              of Holding Company--Conditions to
                              the Reorganization."

Shareholder Vote Required
for Approval                  Approval of the proposed
                              Reorganization will require the
                              affirmative vote of at least two-
                              thirds of the outstanding shares
                              of common stock of the Bank.

                              Because the formation of the
                              holding company (Matter No. 2)
                              must be approved by the holders of
                              at least two-thirds of the
                              outstanding shares of common stock
                              of the Bank, an abstention or a
                              failure to vote, in person or by
                              proxy, is, in effect, a
                              vote against Matter No. 2.

Dissenters' Rights            Pursuant to the National Bank Act,
                              holders of common stock of the
                              Bank are entitled to dissenters'
                              and appraisal rights in connection
                              with the Reorganization.
                              Shareholders who wish to dissent
                              from the Reorganization may
                              receive the cash value of their
                              shares of Bank common stock if the
                              Reorganization is consummated,
                              provided certain procedures are
                              followed.  For a description of
                              these procedures, see "Proposal to
                              Approve Formation of Holding
                              Company-- Dissenters' and
                              Appraisal Rights."

            Other Information Concerning the Meeting

Other Matters to Be
Acted Upon                    Shareholders also will be asked
                              (a) to elect eleven directors of
                              the Bank, (b) to ratify the
                              appointment of KPMG LLP as the
                              Bank's independent auditors for
                              the 2002 fiscal year, and (c) to
                              approve the Authorization
                              Proposal.

Election of Directors         The eleven directors who are being
                              elected will serve as the
                              directors of the Bank, whether or
                              not the Reorganization is approved
                              at the Meeting or ultimately
                              completed. See "Election of
                              Directors."  For information with
                              respect to the directors of
                              Bancorp, see "Proposal
                              to Approve Formation of Holding
                              Company--Management of Bancorp and
                              the Bank after the
                              Reorganization."

Ratification of
Independent Auditors          The Board of Directors of the Bank
                              has designated KPMG LLP as the
                              Bank's independent auditors for
                              the year ended December 31, 2002,
                              subject to ratification by
                              shareholders.  See "Proposal to
                              Ratify Appointment of Independent
                              Auditors."

Authorization Proposal        At the Meeting, holders of Bank
                              common stock will be asked to
                              approve the Authorization
                              Proposal. If approved, the
                              Authorization Proposal will give
                              the Bank's Board of Directors
                              discretion to vote upon
                              any other matters that may
                              properly be brought before the
                              Meeting and any adjournment or
                              postponement thereof, including a
                              motion to adjourn the Meeting in
                              order to solicit additional
                              proxies if there are insufficient
                              votes at the time of the Meeting
                              to constitute a quorum or approve
                              the Merger Agreement.

Annual Meeting of             The Meeting will be held at
Shareholders                  Tavistock Country Club, Tavistock
                              Lane, Haddonfield, New Jersey, on
                              June 12, 2001 at 7:30 P.M.

Voting Record Date            Shareholders of record at the
                              close of business on May 1, 2002
                              are entitled to notice of and to
                              vote at the Meeting.



           QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

1. Why is the Bank restructuring itself into a holding company system?

     By reorganizing, the Bank, whose activities currently are governed by the National Bank Act, can take advantage of the more flexible Pennsylvania Business Corporation Law and Bank Holding Company Act of 1956. A holding company corporate structure will enhance the Bank's ability to compete under the laws and conditions prevailing in the banking field today. As a result of the proposed holding company structure, the Bank will have:

     - greater flexibility in carrying on its business activities;

     - greater ability to respond to future needs and opportunities to expand the financial services currently offered and the market currently served;

     - greater opportunity for diversification, either through newly formed subsidiaries or the acquisition of established companies;

     - greater flexibility to meet future financing needs through issuance of additional common stock without regulatory approval;

     - greater authority to redeem its shares, subject to regulatory limits, without prior regulatory approval;
        and

     - greater ability to provide its shareholders and the public with Internet access to information through EDGAR filings with the SEC, rather than the more limited paper filings with the OCC. See "Available Information."

2. What are the differences between shareholder rights and protections under Pennsylvania law and Federal banking law that we may see as a result of the reorganization.

     In summary, Pennsylvania law and the holding company's Articles of Incorporation and Bylaws provide more protection against a hostile takeover of the Bank. These include, among other things, the elimination of cumulative voting in the election of directors, staggered terms for the members of the board of directors, and supermajority voting requirements in connection with the approval of certain transactions by the company's shareholders.

     The following is an outline of some of the differences between your current rights as a shareholder of the Bank and the rights you will have as a shareholder of the proposed holding company.

     This table is qualified in its entirety by the more detailed information appearing elsewhere herein and by the content of Bancorp's Articles of Incorporation and By-Laws attached as Exhibits "B" and "C" hereto, respectively.

                    The Bank              Bancorp

Preemptive rights   None                  None

Issuance of         Issuance of shares    Issuance of shares
additional shares   could be approved     could be approved
of common stock     by simple majority    by simple majority
                    vote of Board         vote of Board

Cumulative voting   Yes.                  None

Number of           5 to 25 in number,    7 to 25 in number,
Directors           as determined by      as determined by the
                    the Board of          Board of Directors
                    Directors

Voting: Election    No classified Board   Classified Board
of Directors        (all directors        (only 1/3 of directors
                    elected each year)    elected each year)

Voting:  Other      One vote for each     One vote for each
Matters             share owned of        share owned of record,
                    record                except that shares
                                          beneficially owned by
                                          any person or group in
                                          excess of 10% of the
                                          outstanding shares
                                          cannot be voted

Shareholder         66 2/3% vote          80% vote required
Action:             required              unless transaction
Liquidation or                            approved in advance by
Dissolution                               two-thirds of
                                          directors; then
                                          majority of the votes
                                          cast is required.

Shareholder         If substantially      If substantially all
Action:  Sale of    all assets are sold,  the assets are sold,
Assets (not in      affirmative vote of   affirmative vote of a
connection with     66 2/3% of            majority of the votes
liquidation)        outstanding           cast, but vote of 80%
                    shares                of outstanding shares
                                          required in certain
                                          circumstances*

Shareholder         Affirmative vote      Affirmative vote of
Action:             of majority of        majority of the votes
Increase or         outstanding shares    cast
reduction in
authorized common
or preferred
stock

Shareholder         Affirmative vote      Affirmative vote of
Action:             of majority of        majority of the votes
Amendment of        outstanding shares,   cast, except certain
Articles            except certain        amendments require
                    amendments require    vote of 80% of
                    vote of 66 2/3% of    outstanding shares
                    outstanding shares

Amendment of        Affirmative vote      Affirmative vote of
By-Laws             of majority of        majority of directors,
                    directors, subject    or by affirmative vote
                    to stockholder        of shareholders owning
                    amendment by vote     66-2/3% of outstanding
                    of at least 66 2/3%   shares, except
                    of outstanding        requires two-thirds of
                    shares                directors or vote of
                                          80% of outstanding
                                          shares if amendment
                                          lessens rights to
                                          indemnification or
                                          increases directors'
                                          exposure to liability

Shareholder         Yes; must be          None
Action:             unanimous
Action by
Written
Consent

Dissenters'         Yes                   Yes; except that if
Rights                                    Bancorp shares are
                                          listed on a national
                                          securities exchange,
                                          designated as a NASDAQ
                                          national market system
                                          security, or held of
                                          record by more than
                                          2,000 shareholders,
                                          dissenters' rights
                                          will apply only in
                                          certain limited
                                          circumstances, as
                                          provided by law.

Dividends           Pro-rata if and       Pro-rata if and when
                    when declared by      declared by the Board
                    the Board from        from legally available
                    legally available     funds
                    funds

Shareholder         Affirmative vote      Affirmative vote of a
Action:             of 66-2/3% of out-    majority of votes
Merger or           standing shares       cast, except that vote
consolidation                             of 80% of outstanding
                                          shares is required in
                                          certain
                                          circumstances*; no
                                          shareholder approval
                                          is required for a
                                          merger in which (a) a
                                          Pennsylvania
                                          corporation with
                                          Articles of
                                          Incorporation
                                          identical to Bancorp's
                                          is the survivor,
                                          (b) each share of
                                          Bancorp stock is to
                                          continue or be
                                          converted into an
                                          identical share of the
                                          survivor, and
                                          (c) Bancorp
                                          shareholders hold a
                                          majority of the
                                          outstanding voting
                                          shares of the survivor

Shareholder         Affirmative vote      Affirmative vote of
Action:  All        of majority of        majority of shares
other action        shares voting at      voting at a meeting at
                    a meeting at which    which a quorum (50% of
                    a quorum (50% of      outstanding shares
                    outstanding shares    plus one share) is
                    plus one share)       present
                    is present

Right of Share-     Shareholders do not   Shareholders do not
holders to Call     have the right to     have the right to call
Shareholders'       call a special        a special
Meeting             shareholders'         shareholders' meeting
                    meeting

Shareholder         Yes                   Only derivative action
Derivative or                             is permitted, and
Non-Derivative                            a director is not
Against Director                          personally liable for
for Director                              monetary damages
Misconduct                                unless the act or
                                          omission constitutes
                                          recklessness, self-
                                          dealing or willful
                                          misconduct

Indemnification     Yes; except that a    Yes; except that a
of directors,       director cannot be    director cannot be
officers, and       indemnified if his    indemnified if his act
employees           act or omission       or omission constitute
                    (a) was in breach     recklessness or
                    of his duty of        willful misconduct
                    loyalty to the Bank,
                    (b) was not in good
                    faith or involved a
                    knowing violation of
                    law, or (c) resulted
                    in his or her receipt
                    of an improper
                    personal benefit.  In
                    addition, a director
                    cannot be indemnified
                    in connection with
                    any action or
                    proceeding initiated by
                    a federal banking
                    agency.

Mandatory Tender    Yes - A shareholder   Yes - A shareholder
Offer by 25%        owning shares with    owning shares with 25%
Shareholder         25% more of the       more of the voting
                    voting power of       power of Bancorp is
                    Bank is required to   required to offer to
                    offer to purchase     purchase all shares of
                    all shares of stock   stock owned by other
                    owned by other        shareholders
                    shareholders

Right of            Nominations must be   Nominations must be
Shareholders        filed with Bank's     filed with Bancorp's
to nominate         Secretary at least    Secretary at least 90
Directors           90 but not more       but not more than 150
for election        more than 150 days    days before meeting;
at Annual           before meeting;       nomination must
Meeting of          nomination must       include, among other
Shareholders        include, among        things, name, age,
                    other things, name,   address, occupation
                    age, address,         and certain share
                    occupation            ownership information
                    and certain           regarding nominee
                    share ownership
                    information
                    regarding nominee

Right of            Proposal must be      Proposal must be filed
Shareholders to     filed by share-       by shareholder in
bring matters       holder in writing     writing with Bancorp's
before Annual       with Bank's           Secretary at least 90
Meeting of          Secretary at least    but not more than 150
Shareholders        90 but not more       days before meeting;
                    than 150 days         but if less than 21
                    before meeting;       days' notice of
                    but if less than      meeting is given,
                    21 days' notice of    proposal must be so
                    meeting is given,     filed within seven
                    proposal must be so   days after notice of
                    filed within seven    meeting is mailed
                    days after notice
                    of meeting is
                    mailed

_____________________

* For information relating to the conditions under which the affirmative vote of 80% of the outstanding voting power of Bancorp is required, see "Description Of Bancorp's Capital Stock--Certain Restrictions on Acquisition of Bancorp" herein.

3. Will I notice any change in the business, operations or management of the Bank?

     No. After the consummation of the transaction, the Bank will continue to operate as before and there will be no change in its business or operations. Additionally, the Board of Directors and management of the Bank after the transaction will be the same as prior to the reorganization.

4.   Is the Bank being sold?

     No. The Bank is not being sold. The Bank is simply reorganizing into a holding company structure, with the end result being that the operating bank will be a wholly owned subsidiary of a new holding company, 1st Colonial Bancorp, Inc. All of the shareholders of the Bank, unless they exercise dissenters' rights, will become shareholders of 1st Colonial Bancorp, Inc., which, in turn, will own the Bank.

5.   Will my stock ownership change?

     No. After the reorganization, you will own the same percentage of 1st Colonial Bancorp as you owned of the Bank prior to the transaction.

6. What, if anything, will I as a shareholder be required to do?

     You will not be required to do anything in connection with the reorganization, but the Board of Directors urges you to complete the proxy for the annual meeting of shareholders provided with this Proxy Statement/Prospectus, sign it and return it to the Bank in the envelope provided. The Board of Directors recommends that you vote FOR the proposed reorganization.

     There are, however, some actions you can take that will make the implementation of the reorganization go more smoothly. First, the Bank asks that you return your proxy card, properly completed, so that the Bank can have as many responses as possible in advance of the date of the annual shareholder meeting. This small effort on your part will make the determination of the voting results much easier.

     Second, if the shareholders approve the reorganization and the transaction is completed, each share of Bank stock will automatically be converted into a share of 1st Colonial Bancorp common stock. After the transaction is completed, 1st Colonial Bancorp, Inc. will ask you to return your certificates for Bank common stock in order to receive certificates representing 1st Colonial Bancorp common stock. If you directly hold your Bank shares, it may take some time for 1st Colonial Bancorp, Inc. to issue your new shares. This time period should be no longer than 30 to 60 days, during which time you may not be able to trade your 1st Colonial Bancorp, Inc. shares. If you hold your shares through a broker in "street name" you will not be required to return your shares and will have the ability to trade them immediately upon the consummation of the reorganization. Please do not return your stock certificates until you are instructed by the Bank to do so.

7.   How long will this process take?

     The Bank probably will complete the holding company reorganization by the end of June 2002. The Bank will file applications to approve the transaction with the Comptroller of the Currency and with the Federal Reserve Bank of Philadelphia. The holding company reorganization can only be completed if the shareholders of the Bank approve the transaction and if the transaction has been approved by the proper bank regulatory authorities.

8. Will I have to pay extra taxes as a result of the transaction?

     No. You will incur no additional taxes as a result of this transaction. You will recognize no gain or loss upon the exchange of your shares for shares of 1st Colonial Bancorp, Inc. and the aggregate tax basis of the shares of 1st Colonial Bancorp, Inc. common stock received by you will be the same as the aggregate tax basis of Bank common stock that you surrender. Please see the section entitled "Federal Income Tax Consequences of the Transaction" herein.

9.   If I disagree with the transaction, what are my rights?

     If you disagree with the transaction, you can become a dissenting shareholder and have the right to be paid in cash the value of your shares (as of the time the transaction becomes effective) if and when the reorganization is consummated, if you comply with the following conditions:

     (1) You must vote against approval of the reorganization at the Bank's annual meeting of shareholders or give written notice to the Bank at or prior to the annual meeting that you dissent from the proposed reorganization, which notice must be addressed to Gerard M. Banmiller, President, the Bank, 1040 Haddon Avenue, Collingswood, New Jersey 08108;

     (2) You must at any time within the 30 day period commencing on the effective date of the reorganization:

          (a) make a written request for payment of the cash value of such shares to the Bank; and

          (b) surrender your certificates representing such shares.

     The value of your shares will be determined, as of the effective date of the transaction, by an appraisal, which is further explained in this Proxy Statement/Prospectus. See the section entitled "Rights of Dissenting Shareholders" in this Proxy Statement/Prospectus.

10.  Who can I call if I have questions?

     If you have questions about the reorganization, you can call any of these officers of the Bank: Gerard M. Banmiller, President and Chief Executive Officer; James E. Strangfeld, Executive Vice President; or Robert C. Faix, Chief Financial Officer, at 856-858-1100.



                INFORMATION CONCERNING THE MEETING

Matters to be Considered at the Meeting

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of 1st Colonial National Bank (the "Bank"), for use at the Bank's Annual Meeting of Shareholders to be held June 12, 2002, or any adjournment thereof. Shareholders at the meeting will elect eleven directors of the Bank to serve for a term of one year, as well as consider and vote upon the adoption of the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") set forth as Exhibit A to this Proxy Statement/Prospectus, which provides for a reorganization (the "Reorganization") pursuant to which the Bank will become a wholly owned subsidiary of 1st Colonial Bancorp, Inc. ("Bancorp"), a newly formed Pennsylvania business corporation, and the stockholders of the Bank will become the shareholders of Bancorp. See "Matter No. 2 -- Proposal to Approve Formation of Holding Company--Description of the Reorganization." Shareholders will also be asked to ratify the appointment by the Bank's Board of Directors of KPMG LLP as the Bank's independent auditors for the fiscal year ending December 31, 2002 ("Matter No. 3") and to approve the Authorization Proposal ("Matter No. 4"). See "Matter No. 3 -- Ratification of Appointment of Independent Auditors" and "Matter No. 4 -- Authorization Proposal."

Date, Time, and Place of Meeting

     The annual meeting of the shareholders of the Bank will be held at Tavistock Country Club, Tavistock Lane, Haddonfield, New
Jersey, on June 12, 2002 at 7:30 P.M.

Record Date; Required Vote

     All holders of record of the Bank's common stock at the close of business on May 1, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof. At
May 1, 2002, there were _______ shares of the Bank's common stock outstanding.

     The holders of a majority of the outstanding shares of the common stock of the Bank must be present at the annual meeting, either in person or by proxy, in order to transact business at the meeting. The affirmative vote of the holders of at least two-thirds of the Bank's outstanding common stock is required to approve the Reorganization. The affirmative vote of a majority of the votes cast by the holders of Bank common stock entitled to vote at the Meeting is required to approve Matter No. 3, Matter No. 4 and any other matter that may properly come before the Meeting.

Voting and Revocation of Proxies

     Your signing and returning the enclosed proxy will not affect your right to attend the annual meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by (i) filing with the Secretary of the Bank written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Meeting and giving the Secretary notice of your intention to vote in person. Shareholders are entitled to cumulative voting rights (described below) in the election of directors. For all other purposes, each share of Bank common stock is entitled to one vote on each matter submitted to a vote at the Meeting.

     If you appropriately mark, sign and return the enclosed proxy in time to be voted at the meeting, the shares represented by the proxy will be voted in accordance with your instructions marked on the proxy. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the Board of Directors' nominees, "FOR" approval of the Reorganization, and "FOR" approval of Matters No. 3 and 4. If Matter No. 4 is approved by the Bank's shareholders at the meeting, signed proxies will be voted "FOR" or "AGAINST" each other matter which properly comes before the meeting or any adjournment or adjournments of the meeting, in the discretion of the persons named as proxyholders.

Solicitation of Proxies

     This Proxy Statement/Prospectus and the accompanying proxy are first being mailed to shareholders of the Bank on or about May __, 2002. The expense of soliciting proxies will be paid by the Bank. It is expected that the solicitation of proxies will be primarily by mail. The Bank's directors, officers and employees may also solicit proxies personally, by telephone, by e-mail and by fax.

     The Bank's Annual Report for the year ended December 31, 2001 accompanies this Proxy Statement/Prospectus. The Annual Report of the Bank is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference in this Proxy Statement/Prospectus.

Dissenters' Rights

     Pursuant to Section 215a of the National Bank Act, holders of Bank common stock will have dissenters' and appraisal rights in connection with the Reorganization. If you wish to dissent from the terms of the Reorganization and receive the cash value of your shares of Bank common stock, if the Reorganization is consummated, you must follow certain procedures described under "Matter No. 2 -- Proposal to Approve Formation of Holding Company-- Dissenters' and Appraisal Rights." A copy of
Section 215a of the National Bank Act is appended to this Proxy Statement/Prospectus as Exhibit "D."

Principal Shareholders of the Bank

     The following table sets forth information regarding persons known by the Bank to own more than 5% of its outstanding shares of common stock as of March 31, 2002.

Name and Address of                  Shares of Common Stock
Beneficial Owner                     Beneficially Owned

                                     Amount        Percent (1)

Michael C. Haydinger                 71,283(2)        7.0%
78 Main Street
Marlton, NJ  08053

Linda M. Rohrer                      62,995(3)        6.1%
310 West Cuthbert Blvd.
Haddon Township, NJ 08108

Investec PMG Capital Corp.           58,667(4)        5.4%
Four Falls Corporate Center
West Conshohocken, PA 19428
_______________________________
(1) The percentage was calculated on a fully diluted basis assuming that the warrants and all outstanding vested options were exercised.

(2)  Consists of 36,908 shares owned by First Montgomery
     Properties and 34,375 shares owned by Marlton Invest-ments, L.P. over which Mr. Haydinger shares control.

(3) Includes 2,220 shares that Ms. Rohrer has the right to acquire upon the exercise of vested stock options.

(4) Represents warrants that were granted in June 2000 in connection with the Bank's initial public offering, adjusted to reflect the 10% stock dividend distributed
     January 15, 2002.



                         MATTER NO. 1
                     ELECTION OF DIRECTORS

     The Bylaws of the Bank provide that the Board of Directors may from time to time fix the total number of directors on the Board at not less than 5 nor more than 25. Presently, the Board of Directors consists of nine members. The Board has decided, however, to increase its size to eleven members. The terms of all nine current directors expire at the annual meeting.

     The By-laws of the Bank permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders (other than by the Nominating Committee) must be made, in writing, and delivered to the Bank not less than 90 nor more than 150 days prior to the date of the annual meeting. The Bank is not required to include nominations made by its shareholders in this Proxy Statement. However, if any such nomination is properly made, ballots bearing the name of such nominee or nominees will be provided for use by shareholders at the meeting. Any nominations that are not made timely or any votes cast at the meeting for any candidate not duly nominated will be disregarded by the chairman of the meeting. No notice of nomination of any person for election as a director has been received from any shareholder as of the date of this Proxy Statement/Prospectus.

     With respect to the election of directors, you are entitled to cumulate your votes for the election of directors. In cumulative voting, you have the right to vote, for each share of Bank common stock held by you, as many votes as the number of directors to be elected, and you or your proxy may cast the whole number of votes for one nominee or distribute them among two or more nominees.

     Unless authority is withheld as to a particular nominee or as to all nominees, all proxies will be voted for the eleven nominees listed. The proxies will have authority to cumulate votes in their discretion, except to the extent a shareholder withholds such authority on the form of proxy. The eleven nominees for director receiving the highest number of votes cast at the meeting will be elected as directors. Abstentions and broker nonvotes will not constitute or be counted as "votes" cast for the purpose of the election of directors.

     The Board of Directors has nominated the eleven individuals set forth below for election to the Board. Eight of the Board of Directors' nominees are current directors of the Bank.

     Shares represented by properly executed proxies in the accompanying form will be voted for the nominees named below unless you specify otherwise in your proxy. If you wish to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee, you may do so by marking your proxy to that effect. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. However, the Bank's management has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

              INFORMATION CONCERNING NOMINEES FOR DIRECTORS

     The table set forth below contains information concerning the nominees for election as directors at the annual meeting, including their principal occupations or employment during the past five years and their ages.

                                                        DIRECTOR
NAME                                              AGE     SINCE

LINDA M. ROHRER                                    54     2000

Since 1985, Ms. Rohrer has owned and
served as the President of Rohrer
and Sayers Real Estate, a commercial
and residential real estate sales
company.  Ms. Rohrer served as a
director of Community National Bank
of New Jersey from October 1988 to
May 1996.

GERARD M. BANMILLER                                54     2000

President and Chief Executive Officer
of the Bank since its opening in
June 2000.  From October 1999 to
June 2000, Mr. Banmiller organized
the Bank on a full-time basis.  He
served as a Regional President of
Hudson United Bank from August 1998
until September 1999.  He served as a
director and President of Community
National Bank of New Jersey from its
formation in 1987 until its acquisition
by Hudson United Bank in August 1998.

THOMAS A. CLARK, III                              48      2000

Mr. Clark is a practicing attorney.
Since 1992, he has been a shareholder
of the law firm of Cureton, Caplan,
Hunt, Scaramella & Clark, P.C.
(formerly Cureton, Caplan & Clark, P.C.).

LETITIA G. COLOMBI                                 57     2000

Since May 2001, Ms. Colombi has
served as the Mayor of the Borough of
Haddonfield, New Jersey, and since 1985, she has been a Borough Commissioner and the Director of Public Works for Haddonfield. From August 1998 until
April 2000, she served as a member of
an advisory board at Hudson United Bank.
Ms. Colombi served as a director of
Community National Bank of New Jersey
from October 1988 to August 1998.

GERALD J. DEFELICIS                                75     2000

Since 1984, Mr. DeFelicis has been
retired, having served from 1945 to
1984 with Sun Company, Inc., where he
held the position of Manager of Systems
Policy and Strategic Facilities.  From
August 1998 to April 2000, Mr. DeFelicis served as a member of an advisory board at Hudson United Bank. Mr. DeFelicis served as a director of Community
National Bank of New Jersey from 1987
to August 1998.

JOHN J. DONNELLY IV                                47     2001

Since 1998, Mr. Donnelly has served
as President of J.J. Donnelly Inc.,
a general contractor in the
commercial construction industry.
From 1992 to 1998, Mr. Donnelly served
as President of John J. Donnelly Inc.

EDUARDO F. ENRIQUEZ                                48     2000

Since 1994, Dr. Enriquez has
been self-employed as a Doctor
of Medicine.  Since 1997, he has
been a member of the Physicians
Counsel to the Board of Trustees
of Virtua Health Systems.  Since
1998, he has been a partner/owner
of World Gym in Cherry Hill,
New Jersey.

STANLEY H. MOLOTSKY                                66     2000

Mr. Molotsky is a counselor in
financial matters.  Since 1988,
Mr. Molotsky has been the owner
and operator of SHM Financial Group,
a financial counseling firm.

MARY R. BURKE                                      45    2002

Since July 1993, Ms. Burke has
owned, and served as the President
and Treasurer of, Standardized Test
Scoring Co., Inc., an independent
assessment service organization.

MICHAEL C. HAYDINGER                               31    2002

From 1994 to the present,
Mr. Haydinger has served as the
Controller of First Montgomery Group,
a real estate management and
construction firm in Marlton,
New Jersey

HARRISON MELSTEIN                                  59    2002

Mr. Melstein is a registered
Pharmacist, and since 1985 has owned
Ames Drug Store in Collingswood,
New Jersey.



Security Ownership of Management

     The following table sets forth certain information concerning the number of shares of Bank common stock held as of March 31, 2002 by each nominee for director, each executive officer, and all nominees and executive officers as a group.

                          Amount and Nature of Beneficial Ownership(1)

                                       Sole Voting     Shared
                             Total          and      Voting and
Name of                   Beneficial    Investment   Investment    Percent
Beneficial Owner          Ownership       Power         Power     of Class(2)
Linda M. Rohrer(3)             62,995        62,995           0       6.1%

Gerard M. Banmiller(4)         41,969        15,569      26,400       4.1%

Thomas A. Clark, III(5)        22,008        22,008           0       2.2%

Letitia G. Colombi(6)           5,509         2,072       3,437       0.5%

Gerald J. DeFelicis(7)         15,133        15,133           0       1.5%

John J. Donnelly, IV(8)        14,575        14,575           0       1.4%

Edwardo F. Enriquez(9)         15,133        15,133           0       1.5%

Stanley H. Molotsky(10)        17,883        17,883           0       1.7%

Mary R. Burke                   6,188         6,188           0       0.6%

Michael C. Haydinger(11)       71,283             0      71,283       7.0%

Harrison Melstein(12)          30,250        24,750       5,500       3.0%

James E. Strangfeld(13)         3,561         1,361       2,200       0.4%

Robert C. Faix                    330           330           0       0.0%

All nominees and
executive officers
as a group
(13 persons)(14)              306,817       197,997     108,820      29.6%

__________________
(1) Based on information furnished by the respective individuals, as of March 31, 2002, and the books and records of the Bank as of such date. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Under applicable regulations, a person is deemed to have beneficial ownership of shares which may be received upon the exercise of outstanding stock options if the option is exercisable within 60 days.

(2) The percentage is calculated on a fully diluted basis (as if such person's or group's vested options were exercised).

(3) Includes 2,220 shares that Ms. Rohrer has the right to acquire upon the exercise of vested stock options.

(4) Includes 26,400 shares jointly owned by Mr. Banmiller with his wife, and 2,231 shares that Mr. Banmiller has the right to acquire upon the exercise of vested stock options.

(5) Includes 6,875 shares owned by the Cureton Caplan Hunt Scaramella & Clark Profit Sharing Plan over which Mr. Clark has control, and 1,383 shares that Mr. Clark has the right to acquire upon the exercise of vested stock options.

(6) Includes 3,437 shares owned by Ms. Colombi's spouse, and 1,383 shares that Mrs. Colombi has the right to acquire upon the exercise of vested stock options.

(7) Includes 1,383 shares that Mr. DeFelicis has the right to acquire upon the exercise of vested stock options.

(8) Includes 825 shares that Mr. Donnelly has the right to acquire upon the exercise of vested stock options.

(9) Includes 1,383 shares that Mr. Enriquez has the right to acquire upon the exercise of vested stock options.

(10) Includes 1,383 shares that Mr. Molotsky has the right to acquire upon the exercise of vested stock options.

(11) Consists of 36,908 shares owned by First Montgomery
     Properties and 34,375 shares owned by Marlton Invest-ments, L.P. over which Mr. Haydinger shares control.

(12) Includes 5,500 shares owned by Mr. Melstein's wife.

(13) Includes 2,200 shares owned by Mr. Strangfeld's spouse, and 811 shares that Mr. Strangfeld has the right to acquire upon the exercise of vested stock options.

(14) Includes 13,002 shares that the directors and officers, in the aggregate, have the right to acquire upon the exercise of vested stock options.

Board Meetings and Committees

     The Board of Directors held twelve regular meetings and no special meetings during the year ended December 31, 2001. No director attended fewer than 75% of all meetings of the Board of Directors and the committees thereof of which he or she was a member held during the year ended December 31, 2001.

     The Board of Directors has standing audit and compensation committees as described below. The Board of Directors also has a standing Stock Option Plan Committee which performs some of the functions typically performed by a compensation committee.

     The Audit Committee reviews the scope and results of the audit performed by the Bank's independent auditors and reviews the Bank's system of internal control and audit with management and such independent auditors. This committee also reviews and recommends changes (if necessary) to the classification of the Bank's loan portfolio, as prepared by Ardmore Banking Advisors, consultants to the Bank, who advises the Bank on whether to classify its loans as substandard, doubtful, loss or special mention and recommends the necessary allowances to the loan loss reserve, in accordance with OCC regulations. The members of this committee currently consist of Ms. Colombi, Ms. Rohrer, Mr. Clark and Mr. DeFelicis. This committee met 3 times during the Bank's 2001 fiscal year.

     The Compensation Committee, which met twice during the Bank's 2001 fiscal year, is responsible for the approval and administration of the base salary levels and bonuses of employees, the Bank's Executive Compensation Program discussed below, and the terms of employment of executive officers. This committee consists of Messrs. Enriquez, Molotsky, Banmiller and DeFelicis.

     The Stock Option Plan Committee serves as the administrator of the Bank's stock option plans, as further described in this Proxy Statement. The members of this committee are Ms. Colombi and Messrs. Enriquez, Molotsky and DeFelicis. This committee met one time during the Bank's 2001 fiscal year.

     The Bank's Board of Directors acts as the nominating committee for the selection of nominees for election as directors. During the year ended December 31, 2001, the Board of Directors met one time to act as the nominating committee.

     The Bank has other committees composed of directors and/or officers of the Bank which meet for specific purposes. The Board of Directors of the Bank has authority under the Bank's Bylaws to establish such other committees from time to time as may be deemed necessary.

Audit Committee

     The Audit Committee has not adopted a written charter. The Audit Committee has not discussed with the Bank's independent auditors the matters required to be discussed by Statement of Auditing Standards 61 and has not received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 or discussed with the Bank's independent auditors their independence. The Audit Committee has not recommended to the Bank's Board of Directors that the audited financial statements of the Bank be included in its Annual Report on Form 10-KSB.

                                   Thomas A. Clark, III
                                   Linda M. Rohrer
                                   Letitia G. Colombi
                                   Gerald J. DeFelicis

Director Compensation

     The Chairman of the Board receives a quarterly retainer of $1,000 for service on the Board, and each director, other than Mr. Banmiller, receives a quarterly retainer of $500. Each committee chairman receives an annual retainer of $500 for chairing such committee. Each director, except for Mr. Banmiller and each committee chairman (other than the loan committee chairman, who receives both the retainer and the per meeting fee), receives $50 per committee meeting attended. An aggregate of $12,000 was paid to directors during the year ended December 31, 2001 for attendance at Board and Committee meetings.

     The Bank has granted to the directors options to purchase shares of Bank common stock, and directors will receive additional stock options at each annual stockholders' meeting.
See "Stock Option Plan for Outside Directors" below.

Remuneration of Executive Officers

     The following table sets forth the compensation paid by the Bank to its Chief Executive Officer during the year ended
December 31, 2001 and any other executive officer of the Bank who received cash compensation exceeding $100,000 during such year:

                   SUMMARY COMPENSATION TABLE

                                                    Other Annual
      Name and                                         Compen-
 Principal Position      Year    Salary     Bonus     sation(1)

Gerard M. Banmiller,     2001   $114,423   $25,000    $17,695
  President and Chief    2000(2)  49,681         0      6,238
  Executive Officer

James E. Strangfeld      2001   $ 98,654   $20,000    $ 3,851
  Executive Vice         2000(2)  45,000         0      3,643
  President

(1) Consists of an automobile expense allowance, life, health and long-term disability insurance annual premiums, and club membership dues.

(2) Consists of amounts paid by the Bank from June 30, 2000, the date the Bank opened for business, to December 31, 2000.

Employment Agreements

     Gerard M. Banmiller, the President, Chief Executive Officer and a director of the Bank, has an employment agreement with the Bank. This agreement has an initial three-year term and provides for annual one-year extensions on each anniversary of June 29, 2000, the date the Bank received regulatory authority to open for business, unless the Bank or Mr. Banmiller gives prior written notice of nonrenewal to the other party. On and after January 1, 2002, Mr. Banmiller is entitled to receive an annual base salary of not less than $100,000. In addition, Mr. Banmiller is entitled to participate in any incentive compensation and employee benefit plans that the Bank maintains.

     In the event the Bank terminates Mr. Banmiller's employment for "Cause" as defined in his agreement, he will be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused vacation time earned through the date of his termination.

     In the event the Bank terminates Mr. Banmiller's employment without Cause, he will be entitled to receive, during the remaining term of his agreement, an annual amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination. In addition, during the remaining term of his agreement, Mr. Banmiller will annually be entitled to (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to any tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974), maintained by the Bank in the year in which he is terminated or in one of the two years immediately preceding such year. Mr. Banmiller will also be entitled to certain retirement, health and welfare benefits.

     In the event Mr. Banmiller terminates his employment with the Bank for "Good Reason," as defined in his agreement, he will be entitled to receive the same annual amounts and benefits he would be entitled to receive if he was terminated without Cause, but for a period of three years from the date of termination of employment. In the event Mr. Banmiller terminates his employment with the Bank without Good Reason, he will be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused vacation time through the date of the termination of his employment. In the event of Mr. Banmiller's death or disability during the term of his employment, he and his eligible dependents or his spouse and her eligible dependents, as the case may be, will be entitled to receive the same annual amounts and benefits Mr. Banmiller would be entitled to receive if he was terminated without Cause, but only for a period of one year from the date of termination of employment. They will also be entitled to certain health and welfare benefits.

     In the event that Mr. Banmiller is required to pay any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (the "Code") (or any similar tax imposed under federal, state or local law), as a result of any compensation and benefits received under his agreement in connection with a change in control, the Bank will pay him an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment by the Bank), equals the amount he would have received but for the imposition of such taxes.

     The employment agreement further provides that in the event Mr. Banmiller's employment is terminated for any reason or he voluntarily terminates his employment, he may not, for a period of 12 months after the date of termination, without the prior written consent of the Bank's Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the banking, lending, asset management, mutual fund, financial planning or investment security business within the New Jersey Counties of Camden, Gloucester, Burlington, Salem, Atlantic, Cape May or Cumberland, or any other county in which the Bank has an office. In addition, during his employment and for a period of 12 months following the termination of his employment, except following a change in control of the Bank, Mr. Banmiller may not solicit, endeavor to entice away from the Bank, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Bank or its subsidiaries or affiliates with, any person who is, or was within the then most recent 12-month period, an employee or associate of the Bank or any of its subsidiaries or affiliates.

     The Bank also has an employment agreement with Mr. Strangfeld, the Bank's Executive Vice President and Senior Loan Officer. This agreement is substantially identical to Mr. Banmiller's employment agreement, except that it provides that (i) the executive is entitled to receive an annual base salary of $90,000; (ii) in the event the Bank terminates the executive's employment without cause, he will be entitled to his salary and benefits as determined in the same manner as under Mr. Banmiller's agreement, but for one year only and (iii) in the event the executive terminates his employment for "Good Reason," he will be entitled to his salary and benefits as determined in the same manner, but for a period of (a) 18 months in the event of a termination prior to a change in control of the Bank or (b) two years in the event of a termination after a change in control of the Bank.

     The Bank also has granted options under the Bank's Employee
Stock Option Plan to its executive officers.  See "Employee
Stock Option Plan" below.

Executive Compensation Program

     The Bank has adopted an Executive Compensation Program (the "Compensation Program") pursuant to which the Bank pays bonuses to its key employees. The Compensation Program is a pay-for-performance based compensation system consisting of incentives that pay key employees for the achievement of performance levels designed to increase shareholder value. These incentives consist of annual incentives, which reward for achievement against pre-established goals and increases in shareholder value, and long-term incentives, which reward for significant increases in the value of the Bank.

     The Compensation Program enables the Bank to reward those key employees whose performance increases shareholder value. The Compensation Program also assists the Bank in its efforts to hire, retain and motivate high-quality executives who it believes can meet the immediate business challenges and improve the long-term performance of the Bank. The Compensation Program is administered by the Compensation Committee of the Board of Directors. Participation is limited to the President, the Executive Vice President, the Senior Vice President and any Division Managers.

     Under the Compensation Program, bonus awards are determined by the Compensation Committee based on a pre-determined mix of corporate and individual performance goals. Sixty percent of the annual award is based on corporate performance. Corporate performance is measured by the year to year percentage increase in average assets (in excess of a hurdle rate) and the year to year percentage increase in return on average assets, each of which receives a fifty percent weighting.

     The remaining forty percent of the annual award is based on individual performance using performance goals designed to reflect a balance between attainable and "stretch" objectives and that are specific to each participant. Individual performance objectives are established at the beginning of the year based on the functions and responsibilities of each executive. Also included in the evaluation of individual performance are goals which measure the executive's contribution to making people-focused cultural changes at the Bank.

     The total bonus pool is determined by multiplying the aggregate base salaries of the Bank's employees who are participating in the Compensation Program by the corporate performance percentage increase, and then dividing that amount (the "Corporate Performance Dollar Bonus") by 0.6. The difference between the total bonus pool and the Corporate Performance Dollar Bonus is the amount eligible to be distributed to individual participants. The individual bonus pool may or may not be distributed entirely. The distribution of individual bonus awards for all participants except the President will be determined by a recommendation of the President that is approved by the Compensation Committee. The Compensation Committee will determine the value of the individual performance bonus of the President.

Employee Stock Option Plan

     The Bank maintains an Employee Stock Option Plan (the "Employee Plan") under which the Stock Option Plan Committee (the "Option Committee") of the Board of Directors is authorized to grant options for the purchase of up to 44,630 shares of common stock. These shares are to be issued from authorized but unissued common stock. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be regranted under a new option.

     The Option Committee is authorized to administer and interpret the Employee Plan. The members of the Option Committee are Mr. Molotsky, Dr. Enriquez, Mrs. Colombi and
Mr. DeFelicis. The Option Committee members serve at the discretion of the Board of Directors and are each required to be "outside" directors within the meaning of Section 162(m) of the Code. The Option Committee has the authority to grant options to key employees under the Employee Plan, based upon the recommendation of the Bank's President and Chief Executive Officer, and subject to the approval of a majority of the disinterested members of the Board. Option grants to employees are anticipated to be made annually.

     Only key employees of the Bank are eligible to receive options under the Employee Plan. The Bank presently has six key employees, including all of the executive officers. Under the Employee Plan, both "Incentive Stock Options" (as defined in
Section 422 of the Code), which qualify for certain tax benefits, and options which do not qualify for such tax benefits ("Nonqualified Stock Options") may be granted.

     The exercise price for options granted under the Employee Plan will be equal to at least the fair market value of the stock underlying the option on the date the option is granted. Options granted under the Employee Plan generally may be exercised for up to 10 years after the date of grant.

     With the approval of the Option Committee, an optionee may pay the required exercise price for an option by surrendering shares of common stock with a value equal to such exercise price, subject to certain limitations with respect to payment with shares acquired through the exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. No employee may receive option grants in excess of 11,500 shares under the Employee Plan during any 12 month period. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee, or his guardian or legal representative, unless otherwise approved by the Option Committee.

     Under the Employee Plan, options will vest and become exercisable in five equal annual installments commencing on the first anniversary of the date of grant and continuing on each successive anniversary of such date. Notwithstanding the foregoing, in the event of a "change in control" of the Bank, all outstanding options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and continuing on each successive anniversary of such date. The term "change in control" is defined in the Employee Plan to mean, among other things, shareholder approval of a merger, consolidation or similar transaction in which (i) the Bank's shareholders do not own, after the transaction, at least 66-2/3% of the voting securities of the surviving institution, or (ii) persons who were members of the Bank's Board of Directors do not constitute at least 66-2/3% of the members of the Board of Directors of the surviving institution.

     Under the Employee Plan, in the event of an optionee's retirement or an optionee whose employment terminates due to death or disability, the optionee or his or her legal representative may exercise the option until the earlier of the expiration of the term of the option or three months after such termination of employment. If an optionee's employment is terminated for any reason except retirement, death or disability, all options granted to such person under the Employee Plan terminate upon the date employment is terminated, unless the Option Committee permits the optionee to exercise such options until the earlier of (i) the expiration of the term of the option or (ii) up to three months after such termination of employment.

     The Board of Directors may amend, suspend or terminate the Employee Plan at any time without shareholder approval; provided, however, that the Board may not, without shareholder approval, amend the Employee Plan so as to (i) increase the number of shares subject to the Employee Plan, (ii) change the class of eligible employees, or (iii) make a change which would otherwise require the approval of shareholders under applicable tax, securities or other laws. In addition, the Board may not modify or amend the Employee Plan with respect to any outstanding options, or impair or cancel any outstanding option, without the consent of the affected optionee.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 2001 to the Bank's named executive officers.

                             Number of     Percentage of
                             Securities    Total Options
                             Underlying      Granted to        Per Share
                              Options       Employees in      Exercise or        Expiration
Name                        Granted(1)(2)  Fiscal Year(3)   Base Price(2)(4)      Date(5)
Gerard M. Banmiller             1,713          43.78%             $9.09       June 15, 2011
  President and Chief
  Executive Officer

James E. Strangfeld             1,100          28.11%             $9.09       June 15, 2011
  Executive Vice
  President

____________

(1) Amounts represent securities underlying incentive stock options granted under the Employee Plan.

(2) Reflects adjustments resulting from the 10% stock dividend distributed January 15, 2002.

(3) Does not include options to purchase 6,600 shares granted in fiscal year 2001 to directors of the Bank who are not employees.

(4) The exercise price per share is equal to the fair market value on the date the option was granted. The exercise price may be paid in cash, or upon the approval of the Option Committee, in shares of common stock valued at their fair market value on the date of exercise, or in a combination thereof.

(5) Options have a term of ten years from the date of grant. Options will vest and become exercisable in five equal annual installments commencing on the first anniversary of the date of grant and continuing on each successive anniversary of such date. Notwithstanding the foregoing, in the event of a "change in control" of the Bank, all outstanding options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and continuing on each successive anniversary of such date. If the optionee's employment terminates due to retirement, death or disability, the optionee or his legal representative may exercise the option until the earlier of the expiration of the term of the option or three months after such termination of employment. If the optionee's employment is terminated for any reason except retirement, death or disability, all options terminate upon the date employment is terminated, unless the Option Committee permits the optionee to exercise such options until the earlier of (i) the expiration of the term of the option or (ii) three months after such termination of employment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-
End Option Values

     No options were exercised during the year ended
December 31, 2001 by the Bank's named executive officers. The following table sets forth the aggregate options to purchase shares of common stock held by the Bank's named executive officers at December 31, 2001, separately identifying exercisable and unexercisable options, and the aggregate dollar value of in-the-money unexercised options, separately identifying exercisable and unexercisable options.

                            Number of Securities Underlying      Value of Unexercised
                                      Unexercised                  In-the-Money
                              Options Held at 12/31/01 (1)       Options at 12/31/01 (2)
     Name                     Exercisable   Unexercisable       Exercisable   Unexercisable
Gerard M. Banmiller              2,231          10,639             $6,093       $25,926
James E. Strangfeld                892           4,670             $2,435       $10,747

________________

(1) Reflects adjustments resulting from the 10% stock dividend distributed January 15, 2002.

(2) Based upon the mean between the bid and asked prices of the common stock of $10.00 per share on December 31, 2001, less the exercise price of the options.

Stock Option Plan for Outside Directors

     Pursuant to the Bank's Stock Option Plan for Outside Directors (the "Director Plan") each person (i) who is a director of the Bank and (ii) who is not, as of such date, an employee of the Bank, automatically is granted, on the date of each annual meeting of shareholders at which directors are elected, an option to purchase 750 shares of common stock ("Mandatory Grants"). Future non-employee directors elected by the Board to fill a vacancy will also receive a Mandatory Grant on the date of such initial election as a director. The Option Committee may also grant, from time to time in its discretion, additional options to purchase shares of common stock to directors who are not employees of the Bank ("Discretionary Grants"), subject to the approval of a majority of the disinterested members of the Board of Directors.

     The Director Plan authorizes the Option Committee to administer and interpret the Director Plan. The Director Plan further authorizes the Option Committee to grant options for the purchase of an aggregate amount of up to 44,630 shares of common stock. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

     Only Nonqualified Stock Options may be granted under the Director Plan. The exercise price for options granted under the Director Plan will be equal to the fair market value of the stock underlying the option on the date the option is granted. Options granted under the Director Plan may be exercised for 10 years after the date of grant. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee, or his guardian or legal representative, unless otherwise approved by the Option Committee.

     Under the Director Plan, options may not be exercised during the 11-month period following the date of grant. In the event of an optionee's retirement, or an optionee whose service as a director terminates due to death or disability, the optionee or his or her legal representative may exercise the option until the earlier of the expiration of the term of the option or three months after such termination of service.

     If an optionee's service as a director is terminated for any reason except retirement, death or disability, all options granted to such person under the Director Plan terminate as of the date such service is terminated, unless the Option Committee permits the optionee to exercise such options until the earlier of (i) the expiration of the term of the option or (ii) up to three months from the date of termination.

     The Board of Directors may amend, suspend or terminate the Director Plan at any time without shareholder approval unless the approval of shareholders is otherwise required under applicable tax, securities or other laws. In addition, the Board of Directors may not modify or amend the Director Plan with respect to any outstanding option or impair or cancel any outstanding option, without the consent of the affected optionee.

     On April 19, 2001, each non-employee director of the Bank was granted options to purchase 750 shares of Bank common stock, at an exercise price of $10.00 per share. On the date of the annual meeting, each nonemployee who is elected as a director will be automatically granted options to purchase 750 shares of common stock.

Indebtedness of Management

     The Bank offers various types of loans to its directors, officers, and employees. Under applicable Federal law, any loan made to a director, officer, employee or other affiliate is required to be on substantially the same terms and conditions available to non-related borrowers (in particular as to interest rate and collateral). In addition, the risk of nonpayment must not be greater than the risk of nonpayment on loans to non-related borrowers, and the loan must be approved by a majority of the full Board of Directors, with the loan applicant not voting or influencing the vote.

Transactions with Related Persons

     Certain directors and officers of the Bank are customers of and during the year ended December 31, 2001 had banking transactions with the Bank in the ordinary course of business. Similar transactions may be expected to occur in the future.
All loans and commitments to loan were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Bank's management, do not involve more than the normal risk of collection or present other unfavorable features.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS
NOMINEES FOR DIRECTORS.



                         MATTER NO. 2
      PROPOSAL TO APPROVE FORMATION OF HOLDING COMPANY

     The Board of Directors of the Bank has unanimously approved, subject to receipt of necessary approvals, the formation of a bank holding company to be known as "1st Colonial Bancorp, Inc." and the acquisition by such holding company of all of the outstanding capital stock of the Bank (the "Reorganization"), pursuant to the Agreement and Plan of Reorganization and Merger dated March 5, 2002 (the "Merger Agreement") by and among the Bank, 1st Colonial Bancorp, Inc. ("Bancorp"), and Interim 1st Colonial National Bank ("Interim Bank"). A copy of the Merger Agreement is attached as Exhibit A hereto and is made a part hereof. The following discussion is qualified in its entirety by reference to the Merger Agreement.

     The Reorganization will be accomplished pursuant to the merger of the Bank with and into Interim Bank (the "Merger"), with Interim Bank surviving under the name "1st Colonial National Bank" (the "Surviving Bank"). Pursuant to the Merger, the shareholders of the Bank will become the shareholders of Bancorp by operation of law, and the Surviving Bank will be a wholly owned subsidiary of Bancorp. The existing business and operations of the Bank will be continued by the Surviving Bank after the Reorganization. The articles of association and by-laws of Interim Bank attached as Exhibits "A" and "B," respectively, to the Merger Agreement, will be the articles of association and by-laws of the Surviving Bank. The consolidated capitalization, assets, liabilities and financial statements of Bancorp immediately following the Reorganization, will be substantially the same as those of the Bank immediately prior to the Reorganization. After the Reorganization, the deposits of the Surviving Bank will continue to be insured by the FDIC to the maximum amount permitted by law.

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE BANK APPROVE THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF 66-2/3% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK IS REQUIRED TO APPROVE THE MERGER AGREEMENT. ALL PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT, EXCEPT FOR ANY PROXY SPECIFICALLY MARKED TO THE CONTRARY BY A SHAREHOLDER.

Reasons for the Reorganization

     Growth. Management of the Bank is interested in growth through the formation or acquisition of other providers of financial services, including insurance agency, money management, commercial and consumer finance and equipment leasing. The Board of Directors of the Bank believes that a holding company structure will provide greater flexibility in structuring such acquisitions and in conducting operations thereafter because it permits the ownership of separate subsidiaries with independent management. Depending on the manner in which an acquisition is structured, and certain other factors, such an acquisition may or may not require approval of Bancorp's shareholders.

     Holding Company Operations. Upon completion of the Reorganization, Bancorp will be a bank holding company. Present regulations of the OCC limit the type of businesses in which the Bank and its subsidiaries may engage. Establishing Bancorp as a bank holding company will permit diversification of operations free of these restrictions. See "Regulation of the Bank and Bancorp."

     The Bank's Board of Directors believes that a system of independent management, within a holding company structure, results in an organization able to enjoy the advantages that make small to medium size banks and other providers of financial services located in the Bank's geographical market area successful. Small to medium size banks and other providers of financial services operate with maximum flexibility, with management close to the local market and, therefore, can be especially responsive to the needs of customers of a particular community. The Bank's Board believes that customers are attracted by the highly personalized services these smaller companies are able to perform most effectively. Because of economies of scale, the holding company structure should permit any subsidiaries formed or acquired by Bancorp to have access to highly trained personnel and specialized programs, in areas such as asset and liability management, marketing, human resources, and data processing, designed to reduce risk, increase market penetration, and promote a higher level and quality of earnings. The Bank's Board believes that a system of independent management of separate subsidiaries, combined with the support capabilities of a larger institution, will afford Bancorp and any subsidiaries it may form or acquire in the future the advantages of both large and small institutions. The Bank's Board recognizes that there is a risk that the holding company will not realize the anticipated economies of scale so as to be able to provide the intended level of support services, and that there is also a risk in operating separate subsidiaries with independent management, in that an imprudent decision made by one subsidiary could adversely affect the combined organization. Nevertheless, the Bank's Board believes that these risks can be adequately controlled and that the benefits to be derived from the holding company structure are substantial and significantly outweigh the risks.

     The holding company structure also provides more flexibility in terms of corporate organization and capital formation, since the structure of Bancorp will be subject to the Pennsylvania Business Corporation Law and the laws and regulations pertaining to bank holding companies, and not to the more stringent and limiting laws pertaining to banks.

     Anti-takeover Provisions. Bancorp's Articles of Incorporation and By-Laws contain numerous provisions which are intended to encourage potential acquirors of Bancorp to negotiate directly with the Board of Directors of Bancorp and to deter a nonnegotiated tender or exchange offer for Bancorp's stock or a proxy contest for control of Bancorp. Certain provisions of Pennsylvania law may also make it more difficult for a shareholder to successfully challenge the actions of Bancorp's Board of Directors in a potential change of control context.

     The combined effect of such provisions is expected to make it very difficult for persons to acquire control of Bancorp in any transaction not favored by management. The anti-takeover provisions are intended to encourage potential acquirors of Bancorp to negotiate directly with Bancorp. In the Board of Directors' judgment, the Board is in the best position to determine the true value of Bancorp and to negotiate most effectively for what may be in the best interests of Bancorp's shareholders. Accordingly, the Board of Directors believes that it is in the best interests of Bancorp and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors, and that these provisions encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions do not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Bancorp and which is in the best interests of all shareholders. However, these provisions may also deter institutional interest in and ownership of Bancorp's stock and, accordingly, may depress the market price for, and liquidity of, Bancorp's stock, or effectively forestall nonnegotiated takeover offers which might have been deemed by shareholders to be in their best interest and might have involved offers to purchase shares at a premium over the market price prevailing at the time.

     The anti-takeover provisions described above are not the result of any specific past or anticipated effort to acquire control of the Bank. At present, the Bank's Charter contains three anti-takeover provisions:

     (1) The Bank's By-Laws require that nominations for the election of directors and any proposals made by shareholders generally must be made by written notice delivered or mailed to the Secretary not less than 90 days nor more than 150 days prior to the meeting of shareholders at which directors are to be elected or the proposal is to be submitted to shareholders for a vote. Nominations not made in accordance with the foregoing procedure will be disregarded.

     (2) The Bank's Articles of Association require any person or entity that acquires Bank common stock with combined voting power of 25% or more, to offer to purchase, for cash, all shares of the Bank's voting stock at a price equal to the highest price paid, within the preceding twelve months, by such person or entity for shares of the respective class or series of the Bank's voting stock.

     (3) The Bank's Articles of Association prohibit shareholder action without a meeting (except for a unanimous consent of all shareholders) and prohibit shareholders from calling a special meeting.

     Notwithstanding the foregoing provisions and the fact that there has been no attempted takeover of the Bank, Bancorp's Board of Directors believes that the anti-takeover provisions contained in its Articles of Incorporation and By-Laws are in the best interests of shareholders, especially considering
(a) recent changes in the law permitting banks and other financial companies, such as securities firms and insurance companies, to compete, combine, and be commonly owned (see "Regulation of the Bank and Bancorp"), (b) the recent consolidation in the banking industry through mergers and acquisitions, (c) the perceived attractiveness of the Bank's market area, and (d) the fact that the Bank has a small over-all market capitalization when compared to most other financial institutions. Further, Bancorp's Board believes that such provisions will generally help provide for continuity in the affairs and business strategy of Bancorp, and provide the Board with sufficient time to review any acquisition proposal and consider possible alternatives thereto, so that there is a maximum opportunity to ensure that the interest of Bancorp's shareholders are protected to the maximum extent possible. See "Descriptions of Bancorp's Capital Stock--Articles of Incorporation and By-Laws -- Anti-takeover Provisions."

Description of the Reorganization

     The Bank has caused Bancorp, a Pennsylvania business corporation, to be formed and organized. Bancorp will cause Interim Bank, a national bank, to be organized (subject to the approval of the OCC). Bancorp will be the sole shareholder of Interim Bank. Contingent upon regulatory approvals, the Reorganization will be accomplished as follows:

          (1) The Bank will merge with and into Interim Bank, with Interim Bank as the resulting corporation (the
     "Surviving Bank").

               (a) The Surviving Bank will retain, among other things, the articles of association and by-laws of Interim
     Bank, and the assets and liabilities of the Bank, including its deposit accounts and loans.

               (b) The directors and officers of the Bank will become the directors and officers of the Surviving Bank.

          (2) The shareholders of the Bank will become the shareholders of Bancorp. Each share of Bank common stock will become a share of Bancorp common stock. Each certificate evidencing shares of Bank common stock immediately prior to the Reorganization will evidence ownership of the same number of shares of Bancorp common stock at the effective date of the Reorganization.

          (3) The shares of common stock of Interim Bank held by Bancorp at the effective date will remain as the only issued and outstanding shares of common stock of the Surviving Bank after the Merger.

          (4)  The Bank will cease to exist as a legal entity.

          (5) As a result of the Reorganization, Bancorp will become a publicly held corporation; however Bancorp will not be required to register its shares of common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), nor will it be subject to the reporting requirements thereunder, except that Bancorp will be required to file periodic reports with the Securities and Exchange
Commission through December 31, 2002, and intends to voluntarily do so after that date. The Bank's stock is not registered under the Exchange Act, and the Bank is not required to file periodic reports or proxy statements with the SEC and the OCC.

          (6)  The Surviving Bank will be a wholly
     owned subsidiary of Bancorp, and the Surviving Bank will continue to carry on the business and activities as conducted by the Bank immediately prior to the Reorganization. The name "1st Colonial National Bank" will continue to be utilized.

          (7) As is the case with the common stock of the Bank, it is anticipated that the common stock of Bancorp will be quoted on the OTC Bulletin Board. See "Market for Bank
     Common Stock."

Business of Bancorp

     Upon completion of the Reorganization, Bancorp will own all of the stock of the Surviving Bank, and the Surviving Bank will be Bancorp's operating bank subsidiary. Bancorp will be a bank holding company and register with the Federal Reserve under the Bank Holding Company Act of 1956. See "Regulation of the Bank and Bancorp."

Management of Bancorp and the Bank after the Reorganization

     Directors. The following table sets forth the name and the year the term of office expires for each director of Bancorp.

                                      Term of
Name                               Office Expires

Gerard M. Banmiller                    2002
Thomas A. Clark III                    2002
Letitia G. Colombi                     2002
Gerald J. DeFelicis                    2003
John J. Donnelly, IV                   2003
Edwardo F. Enriquez                    2003
Linda M. Rohrer                        2004
Stanley H. Molotsky                    2004

     For additional information concerning the initial directors of Bancorp, see "Matter No. 1 -- Election of Directors" herein.

     The Articles of Incorporation of Bancorp provide that directors shall serve for terms of three years and that the terms shall be staggered to provide for the election of approximately one-third of the board members each year.
Approval of the Reorganization by the holders of the Bank's common stock will, in effect, confirm the election of such persons as directors of Bancorp, without further action and without changes in classes or terms.

     Officers. The officers of Bancorp are, and upon completion of the Reorganization will continue to be, the following persons:

Name                 Age  Positions

Gerard M. Banmiller   54  President and Chief Executive Officer
James E. Strangfeld   55  Executive Vice President
Robert C. Faix        55  Senior Vice President, Chief Financial
                          Officer and Secretary

     It is expected that until Bancorp becomes actively involved in additional businesses, no compensation will be paid to the directors and officers of Bancorp in their capacities as such.
Bancorp may determine that such separate compensation is appropriate in the future, however.

     At the present time, Bancorp does not intend to employ any persons other than its management, who will continue as employees of the Bank. If Bancorp acquires other businesses, it may at such time hire additional employees. Upon completion of the Reorganization, employees of Bancorp, as well as employees of the Bank, will be eligible for the grant of benefits under the stock option plans. See "Matter No. 1 Election of Directors - Employee Stock Option Plan for Outside Directors."

Conditions, Amendment and Termination

     The Merger Agreement contains a number of conditions which must be met before the Reorganization will be completed, including, among others, (1) the approval of the Merger Agreement by the requisite vote of the holders of common stock of the Bank, (2) the receipt of an opinion of counsel that the Reorganization will be treated as a nontaxable transaction under the Internal Revenue Code of 1986 (the "Code"), (3) the approval of the Federal Reserve of Bancorp as a bank holding company, which has not yet been obtained; (4) the approval of the formation of Interim Bank and the Merger by the OCC, which has not yet been obtained, and (5) the receipt of all approvals from any other governmental agencies or other third parties which may be required for the lawful consummation of the Reorganization. No such other governmental or third party approvals are currently anticipated to be required.

     The Board of Directors of the Bank may cause the Merger Agreement to be amended or terminated if the Board determines that such termination or amendment would be advisable. Only amendments of a nonmaterial nature may be effected by the Board of Directors subsequent to the mailing of this Proxy Statement/Prospectus to you. Such amendment or termination may occur at any time prior to the consummation of the Merger, whether before or after shareholder approval of the Merger Agreement.

Federal Income Tax Consequences of the Transaction

     The Merger Agreement provides that completion of the transaction is conditioned upon the receipt of an opinion of counsel (or a tax advisor) to the effect, among other things, that (1) the Reorganization will qualify as a "reorganization" under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and no gain or loss will be recognized by the shareholders of the Bank who receive shares of Bancorp common stock in exchange for Bank common stock surrendered in the Reorganization, (2) the aggregate basis of the shares of Bancorp common stock constructively received by shareholders of the Bank in the Reorganization will be the same as the aggregate basis of the shares of Bank common stock surrendered in exchange therefor, (3) the holding period of the shares of Bancorp common stock constructively received by the shareholders of the Bank in the Reorganization will include the period during which they held their Bank common stock, provided the shares of Bank common stock are held as a capital asset on the effective date of the Reorganization, and (4) no gain or loss will be recognized by Bancorp on the merger of the Bank with and into Interim Bank in the Reorganization. If this condition is waived by the parties to the Merger Agreement, the Bank will, prior to the consummation of the Reorganization, (i) amend this Proxy Statement/Prospectus to disclose such waiver, (ii) distribute such amended Proxy Statement/Prospectus to its shareholders, and
(iii) resolicit shareholder approval of the Merger Agreement.

     This discussion of tax consequences only relates to certain federal income tax matters. It does not address the tax consequences of the Reorganization to dissenting Bank shareholders or to Bank shareholders who are subject to special tax treatment (including, for example, foreign persons, financial institutions, dealers in securities, insurance companies, tax-exempt organizations, persons who hold shares of Bank common stock in qualified retirement programs, and persons who hold shares of Bank common stock as part of a hedge, straddle, conversion or constructive sale transaction).
Further, it does not address state, local or foreign tax consequences of the Reorganization.

     Bank shareholders should note that any tax opinion delivered in connection with the Reorganization is not binding on the Internal Revenue Service or the courts. No assurance can be given that, if such opinion were contested, a court would agree with each of the specific opinions expressed in the opinion letter. Rather, the specific opinions in the opinion letter represent counsel's best legal judgment as to the likely outcome of the issues addressed if such issues were litigated and all appeals exhausted.

     Each shareholder of the Bank should consult his or her own tax counsel as to specific federal and state tax consequences of the transaction.

Financial Accounting Treatment

     For financial reporting and related purposes, the Reorganization will be accounted for at historical cost in a manner similar to pooling of interests accounting.

Limitation of Liability and Indemnification of Directors and Officers

     The By-Laws of Bancorp, as approved by its shareholders, provide for (1) indemnification of directors, officers, employees and agents of Bancorp and its subsidiaries and (2) the elimination of a director's liability for monetary damages, in each case to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also provides for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Treatment of Stock Certificates

     After the effective date of the Reorganization (the "Effective Date"), the former holders of Bank common stock will be entitled to exchange their stock certificates for new certificates evidencing the same number of shares of Bancorp common stock. The conversion of Bank common stock into the right to receive Bancorp common stock will occur automatically at the Effective Date. As soon as practicable after the Effective Date, StockTrans, Inc, the transfer agent for the Bank, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each Bank shareholder. The transmittal form will contain instructions with respect to the surrender of certificates representing Bank common stock to be exchanged for Bancorp common stock.

     BANK SHAREHOLDERS SHOULD NOT FORWARD BANK STOCK
CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED
TRANSMITTAL FORMS.  BANK SHAREHOLDERS SHOULD NOT RETURN STOCK
CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Until so exchanged, the Bank's stock certificates will, for all purposes, represent the same number of shares of Bancorp common stock as the number of shares of Bank common stock previously represented, and the holders of such certificates will have all of the rights of holders of Bancorp common stock. Bancorp may withhold cash dividends, if and when declared, on common stock not so exchanged until such time as it is exchanged. Instructions with respect to the exchange of stock certificates will be sent to all holders of record on the Effective Date of shares of Bank common stock as soon as practicable after the consummation of the Reorganization. StockTrans, Inc., which serves as the transfer agent and registrar for the Bank common stock, will act in the same capacity for Bancorp common stock.

Effect on Employee Benefit Plans

     Upon completion of the Reorganization, the Stock Option Plans will, by reason of the Reorganization, be continued as and become plans of Bancorp and the Bank. Stock options with respect to shares of Bank common stock granted under the Stock Option Plans and outstanding prior to consummation of the Reorganization will automatically become options to purchase the same number of shares of Bancorp common stock upon consummation of the Reorganization, upon identical terms and conditions and for an identical price, and Bancorp will assume all of the Bank's obligations with respect to such outstanding options.

     All other employee benefit plans of the Bank will remain plans of the Surviving Bank and will be unchanged by the Reorganization, except that any plan which refers to the common stock of the Bank will, following completion of the Reorganization, be deemed to refer instead to common stock of Bancorp. In the future, Bancorp may adopt such employee benefit plans in order to cover any employees of Bancorp who are not also employees of the Bank. If Bancorp acquires other bank subsidiaries, such employee benefit plans may be extended to cover the employees of such institutions.

Effect on Warrants

     Upon completion of the Reorganization, all outstanding warrants to purchase Bank common stock will, by reason of the Reorganization, automatically become warrants to purchase the same number of shares of Bancorp common stock upon consummation of the Reorganization, upon identical terms and conditions and for an identical price, and Bancorp will assume all of the Bank's obligations with respect to such outstanding warrants.

Effective Date

     The Effective Date of the Reorganization and the Merger shall be the date specified in the merger approval to be issued by the OCC. Management currently anticipates that the Effective
Date will occur in June 2002.

Regulation of the Bank and Bancorp

General

     Bancorp will be registered as a bank holding company and will be subject to supervision and regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Act of 1956, as amended. As a bank holding company, Bancorp's activities and those of its bank subsidiary are limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board, pursuant to such regulations, may require Bancorp to stand ready to use its resources to provide adequate capital funds to its bank subsidiaries during periods of financial stress or adversity.

     The Bank Holding Company Act will prohibit Bancorp from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or from merging or consolidating with another bank holding company, without prior approval of the Federal Reserve Board. Additionally, the Bank Holding Company Act will prohibit Bancorp from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business, unless such business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. The types of businesses that are permissible for bank holding companies to own have been expanded by recent federal legislation; see discussion of Gramm-Leach-Bliley Act below.

     The Bank is a national bank chartered under the National Bank Act, and is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC") and, in certain respects, by the Federal Reserve Board and the Federal Deposit Insurance Corporation (the "FDIC"). The FDIC, through the Bank Insurance Fund ("BIF"), insures all deposits held by the Bank up to a maximum of $100,000 for any one customer.

     The OCC, which has primary supervisory authority over the Bank, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. These examinations are designed for the protection of the Bank's depositors rather than the Bank's shareholders. The Bank must furnish annual and quarterly Call Reports to the OCC, which has the authority under the Financial Institutions Supervisory Act to prevent a national bank from engaging in an unsafe or unsound practice in conducting its business.

     The various laws and regulations administered by the OCC affect corporate practices, such as the payment of dividends, incurrence of debt and acquisition of other financial institutions and companies, and affect business practices, such as the payment of interest on deposits, the charging of interest on loans, the types of business conducted and the location of offices.

     The OCC authorized the opening of the Bank in June 2000. This authorization is subject to certain conditions. These conditions include the Bank providing the OCC with at least thirty (30) days prior notice of any significant deviations or changes from the Bank's proposed operating plan during the first three years of the Bank's operation. In addition, the OCC must review and pre-approve any new executive officers or directors that the Bank may desire to appoint during the Bank's first two years of operation. The Bank is also required to maintain a leverage ratio of 8.0% for the first three years of operation. See "--Capital Requirements." Any failure by the Bank to satisfy such conditions could result in the revocation of its OCC authorization and the inability of the Bank to continue the business of banking.

Gramm-Leach-Bliley Act

     In November 1999 the Gramm-Leach-Bliley Act (the "GLB Act") became law. The GLB Act made significant changes in U.S. banking law, principally by repealing the 1933 Glass-Steagall Act. Under the GLB Act, banks and other financial companies, such as securities firms and insurance companies, are now able to combine and be commonly owned. The GLB Act also permits bank holding companies and banks to engage in a broader range of financially related activities than was available to them before the passage of the GLB Act, including insurance and securities underwriting, merchant banking and real estate development and investment. The GLB Act, however, does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature, such as manufacturing.

     The GLB Act creates a new category of bank holding company called a "financial holding company." In order to avail itself of the expanded financial activities permitted under the GLB Act, a bank holding company must notify the Federal Reserve that it elects to be a financial holding company. A bank holding company can make this election if it, and all its bank subsidiaries, are well capitalized, well managed, and have at least a satisfactory Community Reinvestment Act rating, each in accordance with the definitions prescribed by the Federal Reserve and the regulators of the company's subsidiary banks. Once a bank holding company makes such an election, and provided that the Federal Reserve does not object to such election, the financial holding company may engage in financial activities (i.e., securities underwriting, insurance underwriting, and certain other activities that are financial in nature as to be determined by the Federal Reserve) by simply giving a notice to the Federal Reserve within thirty days after beginning such business or acquiring a company engaged in such business. This makes the regulatory approval process to engage in financial activities much more streamlined than it was under prior law. Bancorp has no present intention of electing to become a financial holding company.

     The GLB Act also permits certain financial activities to be undertaken by a subsidiary of a national bank. Generally, for financial activities that are conducted as a principal, such as a securities underwriter or dealer holding an inventory, a national bank must be one of the 100 largest national banks in the United States and have debt that is rated investment grade. However, smaller national banks may own a securities broker or an insurance agency, or certain other financial agency entities under the GLB Act. Under prior law, national banks could only own an insurance agency if it was located in a town of fewer than 5,000 residents, or under certain other conditions. Under the GLB Act, there is no longer any restriction on where the insurance agency subsidiary of a national bank is located or does business.

     The GLB Act also contains a number of provisions that affect the operations of all financial institutions. One of the provisions relates to the financial privacy of consumers, authorizing the federal banking regulators to adopt rules that would limit the ability of banks and other financial entities to disclose non-public information about consumers to entities that are not affiliates. Under these rules, banks must establish a disclosure policy for non-public customer information, disclose the policy to their customers, and give their customers the opportunity to object to non-public information being disclosed to a third party. Also, the Community Reinvestment Act has been amended by the GLB Act to provide that small banks (those under $250 million in assets) that received an "outstanding" on their last CRA exam will not have to undergo another CRA exam for five years, or for four years if their last exam was "satisfactory." In addition, any CRA agreement entered into between a bank and a community group must be disclosed, with both the bank and the group receiving any grants from the bank detailing the amount and use of the funding provided. The new law also requires a bank's policy on fees for transactions at ATM machines by non-customers to be conspicuously posted on the ATM. A number of other provisions affecting other general regulatory requirements for banking institutions were also adopted. The Bank does not expect that any of the regulatory provisions of the GLB Act will materially affect its operations or significantly increase its costs.

USA PATRIOT Act

     In October 2001 the President signed into law the USA PATRIOT Act. This Act was in direct response to the terrorist attacks on September 11, 2001, and strengthens the anti-money laundering provisions of the Bank Secrecy Act. Most of the new provisions added by the Act apply to accounts at or held by foreign banks, or accounts of or transactions with foreign entities. The Bank does not have a significant foreign business and does not expect this Act to materially affect its operations. The Act does, however, require the banking regulators to consider a bank's record of compliance under the Bank Secrecy Act in acting on any application filed by a bank. As the Bank is subject to the provisions of the Bank Secrecy Act (i.e., reporting of cash transactions in excess of $10,000), the Bank's record of compliance in this area will be an additional factor in any applications filed by it in the future. To the Bank's knowledge, its record of compliance in this area is satisfactory.

Capital Requirements

     Under federal regulations, Bancorp and the Bank each must maintain a minimum ratio of qualified total capital to risk-weighted assets of 8.0%. Risk-weighted assets are determined by multiplying the various categories of assets by the appropriate risk-weighing factor (ranging from 0% to 100%) under applicable regulations. Certain off-balance sheet items, such as standby letters of credit, are included in assets for these purposes at a "credit equivalent" value, determined by multiplying the off-balance sheet item by a credit conversion factor established by applicable regulations. At least half of the total capital must be comprised of common equity, retained earnings and a limited amount of permanent preferred stock, less goodwill ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt, other preferred stock, certain other instruments and a limited amount of loan and lease loss reserves. The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital." Federal regulations also require a minimum ratio of Tier 1 capital to risk-weighted assets of 4.0%.

     In addition, federal regulations have established a minimum leverage ratio (Tier 1 capital to quarterly average assets less goodwill) of 3.0% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other banks and bank holding companies are required to maintain a leverage ratio of 3.0% plus an additional amount of at least 100 to 200 basis points. The regulations also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. New banks, such as the Bank, are required to maintain a leverage ratio of 8.0% for the first three years of operation (in the Bank's case, until June 2003).

     Bank regulators continue to indicate their desire to raise banking organization capital requirements beyond their current levels. However, management is unable to predict whether higher capital ratios will be imposed and, if so, at what levels and on what schedule.

     Any national bank not in compliance with applicable capital requirements may be subject to certain growth restrictions, issuance of a capital directive by the appropriate federal regulator, and various other possible enforcement actions by the appropriate federal regulators, including a cease and desist order, civil monetary penalties, and the establishment of restrictions on operations. In addition, the institution could be subject to appointment of a receiver or conservator or a forced merger into another institution.

Limits on Dividends

     The amount of dividends that may be paid by the Bank to its shareholders depends upon the Bank's earnings and capital position, and is limited by federal law, regulations and policies.

     As a national bank subject to the regulations of the OCC, the Bank must obtain approval for any dividend if the total of all dividends declared in any calendar year would exceed the total of its net profits, as defined by applicable regulations, for that year, combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, the Bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of loans which are in arrears with respect to interest by six months or more unless such loans are fully secured and in the process of collection. Moreover, for purposes of this limitation, the Bank is not permitted to add the balance in its allowance for loan loss account to its undivided profits then on hand; however, it may net the sum of its bad debts as so defined against the balance in its allowance for loan loss account and deduct from undivided profits only bad debts as so defined in excess of that amount.

     In addition, the OCC is authorized to determine under certain circumstances relating to the financial condition of a national bank that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The payment of dividends that deplete a bank's capital base could be deemed to constitute such an unsafe or unsound practice.

Loans to One Borrower Limitation

     Under applicable OCC regulations, a national bank's total outstanding loans and extensions of credit to one borrower may not exceed 15 percent of the bank's capital and surplus, plus an additional 10 percent of the bank's capital and surplus if the amount that exceeds the bank's 15 percent general limit is fully secured by readily marketable collateral, which is defined to include certain financial instruments and bullion. To qualify for the additional 10 percent limit, the bank must perfect a security interest in the collateral under applicable law and the collateral must have a current market value at all times of at least 100 percent of the amount of the loan or extension of credit that exceeds the bank's 15 percent general limit.

Community Reinvestment

     Under the Community Reinvestment Act ("CRA"), a bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OCC, in connection with its examination of national banks, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The OCC is required to provide a written evaluation of an institution's CRA performance utilizing a four tiered descriptive rating system, which rating is disclosed to the public.

     The GLB Act reduces the frequency of CRA regulatory examinations for banks having assets of less than $250 million that have an "outstanding" or "satisfactory" CRA record.

Prompt Correction Action

     The federal banking agencies are required to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. There currently are five capital tiers:
"well capitalized," "adequately capitalized," "under capitalized," "significantly under capitalized" and "critically under capitalized." The Bank is "well capitalized." The following table sets forth the minimum capital ratios that a bank must satisfy in order to be considered well capitalized or adequately capitalized under OCC regulations:

                                       Adequately       Well
                                       Capitalized   Capitalized

Total Risk-Based Capital Ratio              8%           10%
Tier 1 Risk-Based Capital Ratio             4%            6%
Leverage Ratio                              4%            5%

     The FDIC's regulations establish specific actions that are permitted or, in certain cases required, to be taken by regulators with respect to institutions falling within one of the three undercapitalized categories. Depending on the level of the institution's capital, the agency's correction powers can include: requiring a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional stock (including voting stock) or be acquired by another institution in a transaction supervised by the FDIC; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election for the institution's board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; and, in the most severe cases, appointing a receiver for the institution. A bank that is undercapitalized is required to submit a capital restoration plan. Under certain circumstances, a "well capitalized", "adequately capitalized" or "undercapitalized" institution may be required to comply with restrictions applicable to the next lowest capital category.

Safety and Soundness Standards.

     The OCC and the other federal banking agencies have adopted "Interagency Guidelines Establishing Standards for Safety and Soundness" ("Guidelines"). These operational and managerial standards address an institution's general practices, and are designed to provide a framework for the federal bank regulators to determine whether those practices are sound in principle and whether procedures are in place to ensure that they are applied in the normal course of business. The guidelines cover such areas as internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation. Banks failing to meet these standards are required to submit compliance plans to their appropriate federal regulators.

     The OCC is also required to perform annual on-site bank examinations, place limits on real estate lending by banks and impose more stringent auditing requirements.

Insurance of Accounts and Regulation by the FDIC

     The Bank is a member of the Bank Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examination of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Bank Insurance Fund.

     The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 60% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a total risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

     The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Bank Insurance Fund will be less than the designated reserve ratio of 1.25% of Bank Insurance Fund will be less than the designated reserve ratio of 1.25% of Bank Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC.

     The current premium schedule for Bank Insurance Fund insured institutions ranges from 0 to 27 basis points per $100 of deposits. In addition, all insured institutions are required to pay a Financing Corporation assessment, in order to find the interest on bonds issued to resolve thrift failures in the 1980s. The current annual rate for all insured institutions is
1.84 basis points for each $100 in domestic deposits. These assessments are revised quarterly and will continue until the bonds mature in the year 2017.

Legislative Proposals and Reforms

     In addition to the USA Patriot Act, other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are considered from time to time by the executive branch of the federal government, Congress and various state governments. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect the Bank.

Impact of Monetary Policies

     The profitability of the banking business depends in large part on interest rate differentials. In general, the difference between the interest rate paid by the Bank on its deposits and its other borrowings, and the interest rate received by the Bank on loans extended to its customers and securities held in the Bank's portfolio, comprise the major portion of the Bank's earnings. In addition, the Bank may from time to time attempt to generate revenues by assessing fees on its services, to the extent the competitive market will allow such fees.

     The earnings and growth of the Bank and of the banking industry as a whole is affected not only by general domestic and foreign economic conditions, but also by the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The Federal Reserve Board affects the national economy by its open market operations in United States government securities, limitations upon savings and time deposit interest rates, and adjustments to the discount and reserve retention rates applicable to borrowings by banks which are members of the Federal Reserve System. These actions of the Federal Reserve Board influence the growth of bank loans, investments and deposits and affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted but, in any event, may have a material effect on the Bank.

Transactions with Affiliates

     National banks must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the bank were a Federal Reserve member bank. A bank holding company, its subsidiaries and any other company under common control are considered affiliates of the bank Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and
(ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Bank to an affiliate must be secured by collateral in accordance with Section 23A. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve. The Bank has not been significantly affected by the rules regarding transactions with affiliates.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, including Bancorp, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed.

Restrictions on Cash Dividends

     Bancorp, as a Pennsylvania business corporation, will be subject to the restrictions imposed by the Pennsylvania Business Corporation Law on the payment of cash dividends. Because cash dividends paid to Bancorp by the Bank will be initially the sole source of funds for payment of dividends by Bancorp, the restrictions on the Bank's ability to pay cash dividends is important. Such restrictions are described in this Proxy Statement/Prospectus under "Regulation of the Bank and Bancorp-- Limits on Dividends" and "Description of Bancorp's Capital Stock--Common Stock."

Continuing Restrictions

     As a condition to OCC's approval of the Merger, Bancorp will likely be required to ensure that the Bank shall meet its minimum regulatory net worth requirements or, where necessary, infuse additional capital in a form satisfactory to the OCC to effect compliance with such requirements. For further information on the restrictions on the ability of the Bank and Bancorp to pay cash dividends, see "Regulation of the Bank and Bancorp--Limits on Dividends" and "Description of Bancorp's Capital Stock--General" herein.

                 DISSENTERS' AND APPRAISAL RIGHTS

     Pursuant to OCC regulations, record holders of Bank common stock will have dissenters' and appraisal rights in connection with the Reorganization. Shareholders may dissent from the terms of the Reorganization and receive in cash the value of their shares if they comply with all the applicable provisions of the OCC regulations. Shareholders contemplating the exercise of dissenters' rights should review the procedures set forth in
Section 215a of the National Bank Act and should consult their personal legal and tax counsel as to the legal and tax related consequences of exercising dissenters' rights. The following is a summary of the steps that must be taken for the effective exercise of dissenters' rights and is qualified in its entirety by reference to Section 215a, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit D.

     1. Vote Against the Merger. To be eligible to exercise your right to dissent, you must not vote for the Merger
Agreement. You waive your right to dissent if you vote in favor of the Merger Agreement either in person or by proxy.

     2. Notice of Dissent. If you elect to exercise dissenters' rights, you must either (i) vote against the Merger Agreement at the Meeting, or (ii) before the Meeting, deliver a writing to the Chairman or President of the Bank identifying yourself and stating that you dissent from the Merger Agreement.

     3. Written Request to Receive Value of Your Shares. To exercise your right to dissent you must, within thirty (30) days after the effective date of the Merger, make a written request to the Bank to receive the value of your shares, and you must enclose all of your stock certificates evidencing Bank common stock.

     4. Ascertaining the Value of Dissenting Shares. If you exercise your right to dissent and request payment, the value of your shares will be determined, as of the effective date of the Merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of a majority of the shares that have properly exercised their right to dissent; (2) one selected by the directors of the Bank; and
(3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern.

     5. Appeal of Valuation. If you exercise your right to dissent and request payment, and the value fixed in the manner described in paragraph 4 above is not satisfactory to you, you may, within five days after being notified of the appraised value of your shares, appeal to the OCC, which shall cause a reappraisal to be made which shall be final and binding as to the value of your shares

     6. Failure to Appraise Shares. If, within 90 days from the date of consummation of the Merger, for any reason one or more of the appraisers is not selected, or the appraisers fail to determine the value of such shares, the OCC is required, upon written request of any interested party, to cause an appraisal to be made which is final and binding on all parties. The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, will be paid by the Bank.

     7. Payment. The value of the shares as determined by the OCC will be promptly paid to the dissenting shareholders by the Bank.

     8. Public Auction. The shares of stock of Bancorp which would have been delivered to any dissenting shareholders had they not requested payment will be sold by Bancorp at an advertised public auction, and Bancorp will have the right to purchase any of such shares at such public auction, if it is the highest bidder, for the purpose of reselling such shares within 30 days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders.

           DESCRIPTION OF BANCORP CAPITAL STOCK

General

     The authorized capital of Bancorp consists of 5,000,000 shares of common stock, no par value. Except as described below, each share of Bancorp common stock will have the same relative rights as, and will be identical in all respects with, each other share of Bancorp common stock.

Common Stock

     Voting Rights. Prior to the issuance of any preferred stock which possesses voting rights, the holders of the common stock will possess exclusive voting rights in Bancorp. Except for the limitation on the right of a person or group acting in concert to vote shares with voting power in excess of 10% (see "--Certain Restrictions on Acquisition of Bancorp"), each holder of shares of common stock will be entitled to one vote for each share held on matters upon which stockholders have the right to vote. Shareholders will not be entitled to cumulate their votes for the election of directors.

     Dividends. Under the Pennsylvania Business Corporation Law, Bancorp may only pay dividends if solvent and if payment of such dividend would not render Bancorp insolvent. Funds for dividend distribution must initially come from dividends paid to Bancorp by the Bank, so that the restrictions on the Bank's ability to pay dividends are indirectly applicable to Bancorp. The Bank's ability to pay dividends is restricted by certain regulations. See "Regulation of the Bank and Bancorp--Limits on Dividends."

     Bancorp presently intends to continue the Bank's policy of retaining earnings for the foreseeable future to support its growth. Accordingly, Bancorp management does not anticipate paying cash dividends to its shareholders for the foreseeable future.

     Preemptive Rights; Redemption. Holders of Bancorp common stock will not be entitled to preemptive rights with respect to any shares of Bancorp that may be issued. The common stock will not be subject to redemption. Upon receipt by Bancorp of the full specified purchase price therefor, the common stock will be fully paid and nonassessable.

     Liquidation. In the event of any liquidation, dissolution, or winding up of Bancorp, after payment of all debts and liabilities of Bancorp and payment of any liquidation preference plus accrued dividends applicable to any outstanding shares of preferred stock, the holders of Bancorp common stock would be entitled to receive all assets of Bancorp available for distribution in cash or in kind.

     Transfer. Shares of common stock are freely transferable except for shares that are held by affiliates of Bancorp. These shares must be transferred in accordance with the requirements of Rule 144 of the Securities Act of 1933.

Certain Restrictions on Acquisition of Bancorp

     Bancorp's Articles of Incorporation and By-Laws contain numerous provisions which are intended to encourage potential acquirors of Bancorp to negotiate directly with the Board of Directors of Bancorp but which also may deter a nonnegotiated tender or exchange offer for Bancorp's stock or a proxy contest for control of Bancorp. Certain provisions of Pennsylvania law may also discourage nonnegotiated takeover attempts or proxy contests. In addition, the terms of the Bank's employment agreements with Gerard M. Banmiller and James E. Strangfeld (see "Matter No. 1 -- Election of Directors -- Employment Agreements) may also be viewed as having the effect of discouraging such efforts. These provisions may also serve to entrench existing management. These provisions may also deter institutional interest in and ownership of Bancorp stock and, accordingly, may depress the market price for, and liquidity of, Bancorp stock. Bancorp's Articles of Incorporation and By-Laws are attached hereto as Exhibits B and C, respectively, and are made a part hereof. The following discussion of such provisions and the purpose and possible effects thereof is qualified in its entirety by reference to the actual language of Bancorp's Articles of Incorporation and By-Laws. Except for amending Bancorp's Articles of Incorporation to authorize Bancorp to issue preferred stock, the Board of Directors of Bancorp does not presently intend to propose additional anti-takeover provisions for the Articles of Incorporation or By-Laws of Bancorp in the future. Because of the possible adverse effect such provisions may have on Bancorp shareholders, such discussion and the Articles of Incorporation and By-Laws themselves should be read carefully. Approval of the Reorganization will, in effect, constitute approval of these provisions by shareholders.

     1. Prohibition of Ownership and Voting of Shares in Excess of 10%. Bancorp's Articles of Incorporation impose limitations upon the ability of certain shareholders and groups of shareholders to acquire or vote shares of stock of Bancorp. The Articles of Incorporation prohibit any person (whether an individual, company or "group acting in concert") from acquiring "voting control" of Bancorp. Voting control is generally defined as the beneficial ownership at any time of shares with more than 10% of the total voting power of outstanding Bancorp stock. These provisions would not apply to the purchase of shares by underwriters in connection with a public offering. A "group acting in concert" includes persons seeking to combine or pool their voting power or other interests in common stock for a common purpose. Such a group does not include actions by the Board of Directors acting solely in their capacity as the Board.

     Under such provision, shares of common stock, if any, owned in excess of 10% will be treated as "excess shares." In general, all shares of common stock deemed to be excess shares shall not be entitled to vote on any matter or take other shareholder action. For purposes of determining the voting rights of other shareholders, excess shares are essentially treated as no longer outstanding. As a result, where excess shares are present, other shareholders will realize a proportionate increase in their voting power, but this 10% voting restriction shall not be applicable to other shareholders if their voting power increases above 10% as a result of application of this rule to another shareholder. However, in determining the voting power of the person or group acting in concert with respect to whom the rule was initially applied, there will be subsequent reductions in their voting rights if, as a result of the initial proportionate reduction in outstanding shares, such person or group acting in concert still shall be deemed to beneficially own excess shares.

     The potential effect of the voting rights limitations of the Articles of Incorporation is significant. Any person or group acting in concert owning more than 10% of the outstanding common stock will generally be unable to exercise voting rights proportionate to their equity interest. When operating in conjunction with other provisions in the Articles of Incorporation, particularly the provision requiring the affirmative vote of the holders of 80% of the voting power of the corporation on certain matters, the practical effect of the limitation on voting rights may be to render it virtually impossible for any one shareholder or group acting in concert to determine the outcome of any such vote.

     In determining the number of shares of common stock, a person will be deemed the owner of any shares over which he or she has the power to vote, to direct the voting of, or to dispose or to direct the disposition of. As a result, more than one person may be deemed to own the same shares. For example, to the extent that shareholders deposit their shares in a voting trust arrangement and obtain the power to vote or direct the voting of the shares so deposited, the number of shares subject to such arrangement would be aggregated for purposes of the provision.

     Certain exceptions from the restrictions on voting rights are set forth in the Articles of Incorporation. The restrictions are not applicable to, among other things, the solicitation, holding and voting of proxies obtained by the Board of Directors. A "group acting in concert" does not include, among other things, (i) the members of the Board of Directors solely as a result of their board membership, and
(ii) the members of the Board of Directors as a result of their solicitation, holding and voting of proxies.

     The 10% voting rights limitation may make it extremely difficult for any one person or group of affiliated persons to acquire voting control of Bancorp, with the result that it may be extremely difficult to bring about a change in the Board of Directors or management by attempting to acquire controlling interest in the common stock of Bancorp. Accordingly, under this provision the only way in which a change in control can generally be brought about is for the proposal to have such broad based support among unaffiliated shareholders that the applicable vote (a majority or 80% vote, depending upon the matter under consideration) would be obtained in spite of the limitations of any one shareholder or affiliated group of shareholders to 10% of the total votes entitled to be cast.

     Because this provision places limitations upon the voting of shares by any party, it may have the effect of discouraging holders of large amounts of shares from purchasing additional shares, or would be holders who may desire to acquire enough shares to exercise control from purchasing any shares. This may have an adverse effect on the liquidity and market price of the shares.

     The Bank's charter does not contain this provision, however, a person or group is not permitted to acquire voting control over 10% or more of the Bank's outstanding capital stock unless it receives the approval of the OCC.

     2. "Classified" Board of Directors. The Articles of Incorporation of Bancorp provide for a "classified" Board of Directors of between seven (7) and twenty-five (25) members, which number is fixed by the Board of Directors, divided into three classes, serving for initial terms expiring in 2003, 2004, and 2005, respectively, and after such initial terms, for successive terms of three years each. In the event of a Board vacancy, the Articles of Incorporation provide that the sole power to fill such vacancy is vested in the Board of Directors, and any such new director shall serve out the full term of the former director. This provision is designed to assure experience, continuity, and stability in the Board's leadership and policies. Bancorp's Board of Directors believes that this can best be accomplished by electing each director to a three-year term and electing only approximately one-third of the directors each year.

     The election of directors for staggered terms significantly extends the time required to make any change in control of Bancorp's Board of Directors and may tend to discourage any surprise or nonnegotiated takeover bid for control of Bancorp. Under Bancorp's Articles of Incorporation, it will take at least two annual meetings for holders of a majority of Bancorp's voting securities to make a change in control of the Board of Directors because only a minority (approximately one-third) of the directors will be elected at each meeting. In addition, because certain actions require more than majority approval of the Board, as described herein, it may take as many as three annual meetings for a controlling block of Bancorp shareholders to obtain complete control of the Board, and thereby of Bancorp's management.

     This provision may tend to perpetuate present management because of the additional time required to change control of the Board. Because the provision will increase the amount of time required for a takeover bidder to obtain control of Bancorp without the cooperation of the Board even if the takeover bidder were to acquire a majority of Bancorp's outstanding stock, it may tend to discourage certain tender offers, perhaps including some tender offers that Bancorp's shareholders may believe would be in their best interests. The classified Board provision will apply to all elections of directors and, accordingly, it will make it more difficult for Bancorp's shareholders to change the composition of the Board if the shareholders believe such a change would be desirable, even in the absence of any third party's acquisition of voting control of Bancorp. This is especially true in light of the denial of cumulative voting described below.

     A national bank is not permitted by the OCC to have a classified board of directors.

     3. No Cumulative Voting. Cumulative voting entitles a shareholder to multiply the number of votes to which the shareholder is entitled by the number of directors to be elected, with the shareholder being able to cast all such votes for a single nominee or distribute them among the nominees as such shareholder sees fit. The Pennsylvania Business Corporation Law provides that shareholders are entitled to cumulate their votes for the election of directors, unless a corporation's articles of incorporation provide otherwise.

     Bancorp's Board of Directors specifically prohibited cumulative voting in its Articles of Incorporation because it believes that each director should represent and act in the interest of all shareholders and not any special shareholder or group of shareholders. In light of current acquisition techniques and activity, minority representation could be disruptive and could impair the efficient management of Bancorp for the benefit of shareholders generally. In addition, the absence of cumulative voting will also tend to deter "greenmail," in which a substantial minority shareholder uses his holdings as leverage to demand that a corporation purchase such shareholder's shares at a significant premium over the market value of such stock to prevent such shareholder from obtaining or attempting to obtain a seat on the Board of Directors. In the absence of cumulative voting, a majority of the votes cast in any election of directors can elect all of the directors of the class in any given year.

     The absence of cumulative voting, coupled with a classified Board of Directors, may also deter a proxy contest designed to win representation on the Board of Directors or remove management because a group or entity owning less than a majority of the voting stock of Bancorp may be unable to elect a single director. Although this may tend to make removal of incumbent management more difficult, the Board of Directors believes deterring proxy contests will avoid the significant cost, in terms of money and management's time, in opposing such actions.

     The Bank's Articles of Association are required by law to allow cumulative voting in the election of directors.

     4. Nominations for Directors and Shareholder Proposals. Bancorp's By-Laws require that nominations for the election of directors made by shareholders of Bancorp (as opposed to those made by the Board of Directors) and any shareholder proposals for the agenda at any annual meeting must be made by notice (in writing) delivered or mailed to the Secretary not less than 90 days nor more than 150 days prior to the meeting of shareholders at which directors are to be elected; provided, however, that if less than 21 days notice of such meeting is given to the shareholders, such notice must be delivered within seven days after notice of the shareholder meeting has been mailed. In the case of director nominations, such notice must set forth, among other things, the name, age, address, principal occupation or employment of each such nominee, the number of shares of Bancorp stock that are owned by such nominee and the length of time such nominee has been a shareholder of Bancorp. In the case of shareholder proposals, such notice must set forth a brief description of the business desired to be brought before the annual meeting. Nominations and proposals not made in accordance with the foregoing procedure will be disregarded.

     The Board of Directors of Bancorp believes that this procedure will assure that shareholders of Bancorp will have an adequate opportunity to consider the qualifications of all nominees for directors and permit the shareholders' meetings to be conducted in an orderly manner. It may have the effect, however, of deterring nominations other than those made by the Board of Directors.

     The Bank's By-Laws contain provisions that are virtually identical to those described in the preceding two paragraphs.

     5. Mergers, Sale of Assets, Liquidation Approval. The Articles of Incorporation of Bancorp provide that any merger, consolidation, sale of assets or similar transaction involving Bancorp requires the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast, unless the transaction is approved in advance by 66-2/3% of the members of the Board of Directors, in which case approval by the affirmative vote of a majority of the votes cast by holders of outstanding voting stock of Bancorp at a meeting at which a quorum was present would be required. The Articles of Incorporation also provide that liquidation or dissolution of Bancorp requires the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast, unless such transaction is approved by 66-2/3% of the members of the Board of Directors.

     Under Pennsylvania law, unless a corporation's Articles of Incorporation provide otherwise, the affirmative vote of the majority of votes cast at a meeting at which quorum is present is ordinarily sufficient to approve mergers, consolidations and most other business combinations. Although Bancorp's Articles of Incorporation require a person or group that acquires 25% or more of the combined voting power of outstanding Bancorp voting stock to offer to purchase all remaining shares of voting stock, for cash, at the highest price paid by such person or group (see "--Mandatory Tender Offer by 25% Shareholder"), this may not provide sufficient protection to Bancorp's shareholders. The Board of Directors believes that the price paid by such a person or group in open market purchases for Bancorp stock may be less than the intrinsic value of the stock. If a tender offeror believes Bancorp stock is undervalued in the market, such offeror would not be deterred by such provision and, in a merger or other business combination, the offeror might be willing to pay the remaining shareholders an amount not less than the highest amount paid by the offeror for shares. Furthermore, the effects on the employees, customers and communities served by Bancorp might not be considered by the tender offeror when merging Bancorp into an entity controlled by such offeror as the second part of a two-step acquisition.

     By requiring approval of a merger or similar transaction of Bancorp by the affirmative vote of shareholders holding 80% or more of the combined voting power of outstanding Bancorp stock if the transaction is not approved in advance by 66-2/3% of the members of the Board of Directors, it will be extremely difficult for a group or person owning a substantial block of Bancorp stock, after a successful tender or exchange offer, to accomplish a merger or similar transaction without negotiating an agreement acceptable to Bancorp's Board of Directors. Accordingly, the Board of Directors will be able to protect the interests of the remaining shareholders as well as Bancorp's employees, customers and the communities that Bancorp serves.
If Board approval is not obtained, the proposed transaction must be on terms sufficiently attractive to obtain approval by a vote of shareholders holding 80% or more of the combined voting power of outstanding Bancorp capital stock.

     The 80% approval requirement, applicable when 66-2/3% of the members of the Board of Directors have not approved the transaction in advance, could result in Bancorp's Board and management being able to exercise a stronger influence over any proposed takeover by refusing to approve the proposed business combination and obtaining sufficient votes, including votes controlled directly or indirectly by management, to preclude the 80% approval requirement.

     Because this provision would tend to discourage certain nonnegotiated takeover bids and would encourage other takeover bidders to negotiate with Bancorp's Board, it would also tend to assist the Board and, therefore, management in retaining their present positions. In addition, if the Board does not grant its prior approval, a takeover bidder may still proceed with a tender offer or other purchases of Bancorp stock although any resulting acquisition of Bancorp may be more difficult and more expensive. Because of the increased expense and the tendency of this provision to discourage competitive bidders, the price offered to Bancorp shareholders may be lower than if this provision were not present in Bancorp's Articles of Incorporation.

     6. Qualifications for Directors. Bancorp's Articles of Incorporation provide that, unless waived by the Board of Directors, a person must be a shareholder of Bancorp or the Bank for at least three years or since June 30, 2000, before he or she can be elected to the Board of Directors. This provision is designed to discourage non-shareholders who are interested in buying a controlling interest in Bancorp for the purpose of having themselves elected to the Board, by requiring them to wait at least three years before being eligible for election. Bancorp's By-Laws also provide that, unless waived by a majority of the Board of Directors of Bancorp, officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66-2/3% or more of Bancorp's outstanding voting stock cannot constitute a majority of the members of Bancorp's Board of Directors. The effect of this provision is to prevent a corporation or other entity that has acquired 66-2/3% or more of Bancorp's voting stock from electing a Board of Directors of Bancorp in which its representatives constitute a majority of the directors.

     The only qualification for directors under the Bank's charter and By-Laws are that (i) a director must at all times own shares of Bank common stock having an aggregate par, fair market or equity value of at least $1,000, and (ii) no newly elected director can serve in that capacity nor can he or she attend any Board meeting until his or her election has been approved by the OCC.

     7. Mandatory Tender Offer by 25% Shareholder. Bancorp's Articles of Incorporation require any person or entity that acquires Bancorp common stock and preferred stock with combined voting power of 25% or more of the total voting power of outstanding Bancorp capital stock, to offer to purchase, for cash, all shares of Bancorp voting stock at a price equal to the highest price paid within the preceding twelve months by such person or entity for shares of the respective class or series of Bancorp voting stock. In the event such person or entity did not purchase any shares of a particular class or series of Bancorp voting stock within the preceding twelve months, the price per share for such class or series of Bancorp voting stock would be the fair market value of such class or series of Bancorp voting stock as of the date on which such person acquires 25% or more of the combined voting power of Bancorp stock. The provisions would not apply if 80% or more of the members of the Board of Directors approved in advance an acquisition of Bancorp stock with combined voting power of 25% or more.

     The Board of Directors believes that any person or entity who acquires control of Bancorp in a nonnegotiated manner should be required to offer to purchase all shares of Bancorp voting stock remaining outstanding after the assumption of control, at a price not less than the amount paid to acquire the control position. Under Federal law, a person or entity is deemed to have acquired "control" of a bank or bank holding company when such person or entity owns 25% or more of the voting stock of such bank or bank holding company.

     A number of companies have been the subject of tender offers for, or other acquisitions of, 25% or more of their outstanding shares of common stock. In many cases, such purchases have been followed by mergers in which the tender offeror or other purchaser has paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original interest in the company and has paid in a potentially less desirable form, often securities of the purchaser that do not have an established trading market at the time of issuance, in the merger. Federal securities laws and regulations applicable to mergers govern the disclosure required to be made to minority shareholders in order to consummate such a transaction, but do not assure shareholders that the consideration that shareholders will receive for their shares will be fair to them from a financial standpoint or that they can effectively prevent consummation of the merger. Moreover, the statutory right of the remaining shareholders of a company to dissent in connection with certain mergers and receive the "fair value" of their shares in cash may involve significant expense and uncertainty to dissenting shareholders and may not be meaningful because the appraisal standard to be applied under Pennsylvania law does not take into account any appreciation in the stock price due to the merger.

     This provision in Bancorp's Articles of Incorporation is intended to partially meet such gaps in the federal and state laws, and to prevent certain of what the Board perceives to be potential inequities of business combinations that involve two or more steps. It is designed to protect shareholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control by ensuring that at least the same price and form of consideration is paid to such shareholders in a merger as was paid to shareholders in the initial step of the acquisition. In the absence of this provision, a purchaser who acquired control of Bancorp subsequently could cause, by reason of such control, a merger of Bancorp in which minority stockholders would receive a price for their shares that would not reflect any premium the purchaser may have paid in order to acquire its controlling interest.
This price also might be paid in a potentially less desirable form (e.g., securities of the purchaser instead of cash).

     In many situations, the provision would require that a purchaser pay shareholders a higher price for their shares and/or structure the transaction differently than might be the case without the provision. Accordingly, the Board of Directors believes that, to the extent a merger were involved as part of a plan to acquire control of Bancorp, adoption of the provision would increase the likelihood that a purchaser would negotiate directly with Bancorp. Bancorp's Board of Directors believes it is in a better position than the individual shareholders of Bancorp to negotiate effectively on behalf of all shareholders and that the Board of Directors is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of Bancorp. Accordingly, the Board of Directors is of the view that negotiations between it and a would-be purchaser would increase the likelihood that shareholders, as a whole, would receive a higher average price for their shares.

     The provision would tend to discourage any purchaser whose objective is to seek control of Bancorp at a relatively low price by offering a lesser value for shares in a subsequent merger than it paid for shares acquired in a tender or exchange offer undertaken to gain control over a portion of Bancorp voting stock. Under the provision, the purchaser would be required to pay the same price in cash for any remaining shares of voting stock not tendered or exchanged initially. The provision also should discourage the accumulation of large blocks of shares of Bancorp voting stock, which the Board of Directors believes to be disruptive to the stability of Bancorp's vitally important relationships with its employees, customers and communities which it serves, and which could precipitate a change of control of Bancorp on terms unfavorable to the other shareholders.

    Tender offers or other private acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than otherwise would be the case. The provision may discourage any purchases of less than all of the outstanding shares of Bancorp voting stock and may thereby deprive holders of Bancorp stock of an opportunity to sell their stock at a higher market price. Because of having to pay a higher price to other shareholders in a merger, it may become more costly for a purchaser to acquire control of Bancorp. Open market acquisitions of stock may be discouraged by the requirement that any premium price paid in connection with such acquisitions would increase the price that must be paid in a subsequent merger not approved by 80% or more of the members of Bancorp's Board of Directors. The provision may therefore decrease the likelihood that a tender offer will be made for less than all of the outstanding Bancorp voting stock and, as a result, may adversely affect those shareholders who would desire to participate in such a tender offer.

     The Bank's Articles of Association contain a provision that is virtually identical to the provision described in this
Item 7.

     8. Prohibition of Shareholders' Action Without a Meeting and of Shareholders' Right To Call a Special Meeting. Bancorp's Articles of Incorporation prohibit shareholder action without a meeting and prohibit shareholders from calling a special meeting. The prohibition of the use of a written consent procedure will require prior notice, a shareholders' meeting and a vote of shareholders for Bancorp's shareholders to take any action. Special meetings of shareholders can only be called by the Board of Directors. Therefore, without the cooperation of the Board, any shareholder will have to wait until the annual meeting of shareholders to have a proposal submitted to the shareholders for a vote.

     These provisions are intended to provide Bancorp's Board of Directors and nonconsenting shareholders of Bancorp with the opportunity to review any proposed action, express their views and take any necessary action to protect the interests of such shareholders and Bancorp before the action is taken, and to avoid the costs to Bancorp of holding multiple shareholder meetings each year to consider proposals of shareholders. They will preclude a takeover bidder who acquires a majority of outstanding Bancorp stock from completing a merger or other business combination of Bancorp without granting Bancorp and its remaining shareholders an opportunity to make their views known and vote at an annual shareholders' meeting. The delay caused by the necessity for an annual shareholders' meeting would allow management to take preventive actions, even if such actions are not believed by shareholders to be in their best interests.

     The Bank's Articles of Association provide that shareholder action may be taken without a meeting only if a consent to such action is signed by all of the shareholders of the Bank entitled to vote, and also prohibit shareholders from calling a special meeting.

     9. Amendment of Articles of Incorporation. The Pennsylvania Business Corporation Law provides that the Articles of Incorporation of a Pennsylvania business corporation (such as Bancorp) may be amended by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, except as otherwise provided by such corporation's Articles of Incorporation. Bancorp's Articles of Incorporation provide that the various provisions thereof requiring 80% stockholder approval and the provisions (i) establishing a classified Board of Directors, (ii) eliminating cumulative voting for directors,
(iii) prohibiting acquisition or voting of more than 10% of the voting stock, (iv) prohibiting shareholder action without a meeting, (v) prohibiting shareholders from calling special meetings, (vi) requiring purchase of all remaining shareholders' stock by a 25% shareholder, and (vii) stating that no shareholder shall have preemptive rights, can only be amended by an affirmative vote of shareholders entitled to cast at least 80% of all votes which shareholders are entitled to cast, or by an affirmative vote of 80% of the Directors and of shareholders entitled to cast at least a majority of all votes which shareholders are entitled to cast. On other matters, the Articles of Incorporation of Bancorp can be amended by an affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present.

     Amendments to the Bank's Articles of Association require the approval of the holders of shares representing a majority of all votes entitled to be cast by the shareholders of the Bank, except for amendments to the provisions of the Articles
(i) prohibiting preemptive rights and shareholder actions without a meeting, (ii) providing for the factors the Board may consider in certain situations, (iii) requiring mandatory tender offers for those acquiring more than 25% of the Bank common stock, (iv) limiting liability and providing for indemnification of officers and directors, (v) regarding amendments of the Articles of Association and Bylaws, and (vi) regarding the calling of special shareholder meetings, which require approval of two-thirds of all votes entitled to be cast. All amendments are subject to approval by the OCC.

     10. Amendment of By-Laws. Generally, Bancorp's Articles of Incorporation vest authority to make and amend the By-Laws in the Board of Directors, acting by a vote of a majority of the entire Board. In addition, except as described below, shareholders may amend the By-laws by an affirmative vote of 66-2/3% of the outstanding voting stock of Bancorp. However, the provision of the By-Laws concerning directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure of directors to liability or decrease the degree of indemnification except by the two-thirds vote of the entire Board of Directors or 80% of all votes of shareholders entitled to be cast.

     This provision is intended to provide for additional continuity and stability in the policies and governance of Bancorp so as to enable management to carry out its long range plans for the company. The provision is also intended to discourage certain nonnegotiated efforts to acquire Bancorp, since a greater percentage of outstanding voting stock will be needed before effective control over its affairs could be exercised. The Board of Directors will have relatively greater control over the By-Laws of Bancorp than the shareholders because, except with respect to the director liability and indemnification provisions, the Board could adopt, alter, amend or repeal the By-Laws upon a majority vote by the directors.

     The Bank's By-Laws can be amended by a majority of the full board of directors or by the vote of at least two-thirds of all votes entitled to be cast by the Bank's shareholders, subject to approval by the OCC.

     11. Pennsylvania Fiduciary Duty Provisions. The Pennsylvania Business Corporation Law provides that (a) the Board of Directors can consider, in determining whether a certain action is in the best interests of the corporation,
(1) the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located, (2) the short-term and long-term interests of the corporation, including benefits that may accrue to the corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the corporation, (3) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation, and (4) all other pertinent factors; (b) the Board of Directors need not consider the interests of any particular group as dominant or controlling; (c) directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;
(d) actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
(e) the fiduciary duty of directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

     The Pennsylvania Business Corporation Law explicitly provides that the fiduciary duty of directors shall not be deemed to require directors (a) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan or
(b) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of these fiduciary duty provisions may be to make it more difficult for a shareholder to successfully challenge the actions of Bancorp's Board of Directors in a potential change in control context.
Pennsylvania case law appears to provide that the fiduciary duty standard under the Pennsylvania Business Corporation Law grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

     12. Regulatory Restraints. Because Bancorp will be a bank holding company under the Bank Holding Company Act of 1956, any other company attempting to acquire control of Bancorp must obtain prior approval of such acquisition from the Federal Reserve. In deciding whether to grant approval, the Federal Reserve considers information relevant to the proposed transaction, including the capital adequacy of the bidder, the anticompetitive effects of the transaction and management depth. Also, an individual or group of individuals attempting to acquire control of Bancorp would be required to make prior disclosure and be subject to possible denial of the right to acquire such control under Federal Reserve regulations.

     13. Employment Agreements. The Bank is a party to a employment agreements with its President and Chief Executive Officer, its Executive Vice President and its Chief Financial Officer. Such agreements each include provisions that would generally provide severance payments in the event of termination of employment or resignation following, among other things, demotion, reduction in base salary, exclusion from benefit plans or certain transfers, in each case following certain changes in control of the Bank. See "Matter No. 1: Election of Directors- -Employment Agreements."



                     MARKET FOR BANK COMMON STOCK

     The Bank's common stock is quoted on the OTC Bulletin Board under the symbol FCLL. The following table sets forth the high and low last sale information, as reported by the OTC Bulletin
Board, as of the most recent practicable date and for the periods indicated below:

                           OTC BULLETIN BOARD*

                                                HIGH**     LOW**

May __, 2002                                  $ ____       $____
Quarter ended March 31, 2002                    ____        ____
Quarter ended December 31, 2001                10.50        9.00
Quarter ended September 30, 2001               14.25        9.65
Quarter ended June 30, 2001                    10.00        8.75
Quarter ended March 31, 2001                    8.63        8.50
Quarter ended December 31, 2000                 8.18        7.62
Quarter ended September 30, 2000                8.18        7.50
Quarter ended June 30, 2000                      ***         ***
_______________________

* These quotations may reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and, therefore, may not necessarily represent actual transactions.

** Prices are adjusted to reflect the 10% stock dividend distributed by the Bank on January 15, 2002.

*** The Bank completed its initial public offering on June 29, 2000, selling 811,445 shares at a purchase price of $8.00 per share.

     Dividends. The Bank has never paid a cash dividend. The payment of cash dividends by the Bank is limited under federal banking law. See "Regulation of Bank and Bancorp--Limits on Dividends." On January 15, 2002, the Bank distributed a 10% stock dividend to all shareholders of record on January 2, 2002.

     Holders. As of May __, 2002, the Bank had approximately ___ holders of record of its common stock. Such information does not include those persons holding securities in brokerage accounts using street names, the addition of which would increase the number of beneficial owners of the Bank's common stock.

     As of March 31, 2002, there were options outstanding to purchase 40,625 shares of common stock and warrants outstanding to purchase 88,000 shares of common stock. Upon consummation of the Reorganization, such options and warrants will be converted into options and warrants to acquire the identical number of shares of Bancorp common stock. For a description of the cash dividends paid on Bank common stock and expected to be paid on Bancorp common stock, as well as the restrictions on such dividends, see "Description of Bancorp's Capital Stock -- Common Stock -- Dividends."

     Investec PMG Capital Corp. and Midwest Research Securities Corp., a subsidiary of First Tennessee National Bank, make a market in the Bank's common stock. StockTrans, Inc. serves as transfer agent and registrar for the Bank's common stock.



                          MATTER NO. 3
       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Bank has appointed KPMG LLP as independent auditors of the Bank for the year ending
December 31, 2002, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Meeting.

     On December 12, 2001, the Board of Directors of the Bank, upon the recommendation of its audit committee, engaged the accounting firm of KPMG LLP as independent accountants to audit the Bank's financial statements for the fiscal year ended December 31, 2001. Concurrently with the engagement of KPMG LLP, the Board of Directors dismissed Stockton Bates, LLP as the Bank's independent auditors. Because the Bank was formed in June 2000, its first fiscal year ended December 31, 2000.
During the fiscal years ended December 31, 2000 and 2001, there were no disagreements with Stockton Bates on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure or any reportable event. The reports on the financial statements of the Bank for such years issued by Stockton Bates did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     KPMG LLP served as independent auditors of the Bank for the fiscal year ended December 31, 2001. Services provided to the Bank by KPMG LLP during fiscal year 2001 included examination of the consolidated financial statements at and for the year ended December 31, 2001 and consultation in connection with special projects, as well as audit-related and tax matters.

Audit Fees

     The aggregate fees charged by KPMG LLP for the audit of the Bank's 2001 annual financial statements were $29,000. KPMG LLP did not review the Bank's quarterly financial statements in 2001. The aggregate fees charged by Stockton Bates, LLP for the review of the Bank's quarterly financial statements during 2001 were $2,250.

Financial Information Systems Design and Implementation Fees

     Stockton Bates, LLP did not charge any fees for professional services relating to designing or implementing the Bank's accounting systems or operating or supervising the operation of the Bank's information systems during 2001 and did not perform any such services. KPMG LLP did not perform any of such services in 2001.

All Other Fees

     Stockton Bates, LLP charged an aggregate of $787.50 during 2001 for all other services provided to the Bank not included in the preceding two paragraphs. KPMG charged an aggregate of $6,500 for all services provided to the Bank in 2001, which consisted of tax compliance services.

     The Audit Committee has not considered whether the provision of services by KPMG LLP to the Bank in addition to the audit of the Bank's annual financial statements and the review of the Bank's quarterly financial statements impair the independence of such accounting firm. The Audit Committee has not determined whether providing such services is compatible with KPMG LLP maintaining its independence.

     A representative of KPMG LLP will attend the Meeting, will be extended an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Meeting, assuming a quorum is present, is required for such ratification. Abstentions and broker nonvotes, although counted for the purpose of determining whether a quorum is present at the Meeting, will not constitute or be counted as "votes" cast, so they will have no effect on the approval of Matter No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                           MATTER NO. 4
                    THE AUTHORIZATION PROPOSAL

     The Board seeks the authorization of the Bank's shareholders to direct the vote of the proxies if any matters properly come before the Meeting, including, without limitation, a motion to adjourn the Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to constitute a quorum or approve the Merger Agreement. As to all such matters, the Board intends to direct the voting of such shares in the manner determined by the Board of Directors in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of the Bank and its shareholders as a whole. As of the date of this Proxy Statement/Prospectus, the Bank's Board of Directors is not aware of any other business that may properly come before the Meeting.

     If it is necessary to adjourn the Meeting for 30 days or more, notice of the time and place of the adjourned Meeting will be given in the same manner as the original meeting. No notice of the time and place of the adjourned Meeting is required to be given to shareholders, however, if the Meeting is adjourned for less than 30 days, other than an announcement of such time and place at the Meeting. Only proxies marked "FOR" this proposal will be voted for adjournment, if such vote is necessary.

     The affirmative vote of the holders of a majority of the votes cast at the Meeting affirmatively or negatively by holders of outstanding shares of Bank common stock present and entitled to vote at the Meeting is required in order to approve and adopt the Authorization Proposal.

     THE BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION PROPOSAL, AUTHORIZING ITS BOARD OF DIRECTORS TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH MEETING, INCLUDING WITHOUT LIMITATION, A MOTION TO ADJOURN SUCH MEETING.

                       LEGAL OPINIONS

     The legality of shares of Bancorp common stock to be issued in exchange for shares of Bank common stock pursuant to the Reorganization, certain federal income tax matters and certain other legal matters in connection with the Reorganization are being passed upon by the law firm of Stevens & Lee, a PA Professional Corporation, Cherry Hill, New Jersey, counsel to Bancorp and the Bank.

                    FINANCIAL INFORMATION

     No financial statement disclosure is included herein because, in accordance with the rules of the Securities and Exchange Commission, (i) the only parties to the Reorganization (other than the Bank) are Bancorp and its wholly owned subsidiary, Interim Bank, neither of which has any significant assets or liabilities, (ii) Bancorp's only substantial asset if the Reorganization is effected will be its investment in the Bank, and (iii) the consolidated financial statements of Bancorp immediately after the Reorganization will be substantially identical to the financial statements of the Bank immediately before the Reorganization. A copy of the Bank's Annual Report for the year 2001 accompanies this Proxy Statement/Prospectus. The Bank's 2001 Annual Report contains audited financial statements of the Bank, including a statement of financial condition, a statement of income, statements of cash flows, and statements of stockholders' equity. If you are presently a stockholder and either did not receive an Annual Report or misplaced your copy, you will be furnished a copy, without charge, upon receipt of your written request to the Secretary of the Bank at 1040 Haddon Avenue, Collingswood, New Jersey 08108.

                    AVAILABLE INFORMATION

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement which Bancorp has filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, in connection with the Reorganization described herein. The Registration Statement, including exhibits, may be inspected or copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 233 Broadway, New York, New York 10279. In addition, a copy of the Registration Statement, including exhibits, and other reports, proxy and information statements and other information filed with the SEC may be obtained through the SEC's Internet web site located at http://www.sec.gov.

     Neither the Bank nor Bancorp is, or upon completion of the Reorganization will be, subject to the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, except that, pursuant to Section 15(d) of the Securities Exchange Act of 1934, Bancorp will be required to file Forms 10-KSB and 10-QSB, and if necessary Form 8-K, during the fiscal year ending December 31, 2002. Bancorp intends to voluntarily continue to file such forms with the SEC after December 31, 2002.

     Under the Pennsylvania Business Corporation Law, Bancorp is required to furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. Such financial statements will be audited and are required to be mailed to each shareholder entitled thereto within 120 days after the close of each fiscal year.

                     SHAREHOLDER PROPOSALS

     Any shareholder of the Bank or Bancorp who desires to submit a proposal to be considered for inclusion in the Bank's or Bancorp's proxy materials relating to its respective 2003 annual meeting of shareholders must submit such proposal in writing, addressed to 1st Colonial National Bank at 1040 Haddon Avenue, Collingswood, New Jersey 08108 (Attention: Secretary), on or before January 22, 2003.

                         OTHER MATTERS

     Management knows of no business that may properly come before the Meeting other than those matters described above. Should any other matters arise, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              __________________________________
                              Robert C. Faix, Secretary



                                                       Exhibit A

              AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER ("Plan"), dated as of March 5, 2002, is by and among 1ST COLONIAL NATIONAL BANK, a national banking association, (the "Bank"), 1ST COLONIAL BANCORP, INC., a Pennsylvania corporation (the "Holding Company"), and INTERIM 1ST COLONIAL NATIONAL BANK, a to-be-formed national bank which will be chartered under the laws of the United States of America for the sole purpose of consummating the reorganization and merger provided for herein ("Interim Bank").

                           BACKGROUND

          1. The Bank is a national bank, the authorized capital stock of which consists of 5,000,000 shares of common stock, par value $1.00 per share (the "Bank Common Stock"), of which at the date hereof 1,024,586 shares are issued and outstanding. The Holding Company is a recently formed Pennsylvania business corporation, the outstanding common stock of which is owned by the directors of the Bank.

          2. The Board of Directors of the Bank has determined that it is in the best interests of the Bank and its stockholders for the Bank to be reorganized into a holding company form of ownership in accordance with the terms of this Plan.

          3. The reorganization provided for herein is to be accomplished through the following steps: (1) the formation of Interim Bank as an interim national bank, all of the outstanding stock of which will be held by the Holding Company; and (2) the merger of the Bank with and into Interim Bank (such transaction is referred to herein as the "Merger"), with Interim Bank being the resulting institution (the "Surviving Bank"). Pursuant to the Merger, (i) all of the issued and outstanding shares of Bank Common Stock will be automatically exchanged, by operation of law, on a one-for-one basis for an equal number of issued and outstanding shares of the common stock of the Holding Company, no par value per share (the "Holding Company Stock"); (ii) all of the Holding Company Stock issued and outstanding immediately prior to the Merger will be cancelled; and (iii) all of the issued and outstanding shares of common stock of Interim Bank will continue to be issued and outstanding as shares of the common stock of the Surviving Bank.

                            AGREEMENT

          In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, the Bank, the Holding Company and Interim Bank, intending to be legally bound hereby, agree:

                            ARTICLE I

                              MERGER

          Subject to the terms and conditions of this Plan and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof): the Bank shall merge with and into Interim Bank; the separate existence of the Bank shall cease; and Interim Bank shall be the resulting institution. The name of the Surviving Bank shall be "1st Colonial National Bank" and its business shall be that of a national banking association. As of the Effective Date, the Bank will have its home office at 1040 Haddon Avenue, Collingswood, New Jersey 08108 and no branch offices.

                           ARTICLE II

                ARTICLES OF ASSOCIATION AND BYLAWS

          On and after the Effective Date, the Articles of Association and Bylaws attached to this Agreement as Exhibits "A" and "B," respectively, shall be the Articles of Association and Bylaws of the Surviving Bank, and may thereafter be amended in accordance with applicable law.

                           ARTICLE III

                 BOARD OF DIRECTORS AND OFFICERS

          3.1  Board of Directors.  On and after the Effective
Date, the directors of the Surviving Bank shall consist of the directors of the Bank duly elected and holding office immediately prior to the Effective Date.

          3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of the Bank duly elected and holding office immediately prior to the Effective Date.

                            ARTICLE IV

                        EXCHANGE OF SHARES

          4.1 Stock of the Bank. Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be converted into and become the right to receive one newly issued share of Holding Company Stock in accordance with the following:

               (i) The Exchange. On and after the Effective Date, each stockholder holding an outstanding certificate or certificates which prior thereto represented shares of Bank Common Stock may surrender the same to StockTrans, Inc., as exchange agent for all such stockholders (the "Exchange Agent"), and such stockholders shall be entitled upon such surrender to receive, in exchange therefor, certificates representing the number of shares of Holding Company Stock that such stockholders have the right to receive pursuant to the immediately preceding paragraph, based on the number of shares of Bank Common Stock represented by the certificate or certificates so surrendered.

               (ii) Satisfaction of All Rights. All shares of Holding Company Stock for which shares of Bank Common Stock have been exchanged pursuant to this Article IV shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged shares; and

               (iii)  Sole Rights, Etc.  On and after the
Effective Date, the holders of certificates formerly representing Bank Common Stock outstanding at the Effective Date shall cease to have any rights with respect to Bank Common Stock, and until their certificates are surrendered pursuant to paragraph (i) of this Section 4.1, their sole rights on and following the Effective Date with respect to such certificates shall be to receive certificates for the shares of Holding Company Stock which they have a right to receive as a result of the Merger and pursuant to this Section 4.1, or to perfect such alternative rights, if any, as they may have as dissenting stockholders.

               (iv)  Dissenters' Rights.  Shareholders of the
Bank shall be entitled to exercise the rights, with respect to this Plan of Merger, provided in Section 215a of Title 12 of the U.S. Code.

          4.2 Holding Company Stock Outstanding Prior to the Merger. On the Effective Date, all shares of Holding Company Stock that were issued and outstanding immediately prior to the Effective Date shall be cancelled and shall not be deemed to be authorized, issued or outstanding for any purpose.

          4.3 Interim Bank Common Stock. As of the Effective Date, the outstanding shares of common stock of Interim Bank owned by the Holding Company, as the sole stockholder of Interim Bank immediately prior to the Merger, shall continue to be issued and outstanding as the shares of the common stock of Surviving Bank.

          4.4 Stock Option Plans. On the Effective Date, the 1st Colonial National Bank Employee Stock Option Plan and the 1st Colonial National Bank Stock Option Plan for Outside Directors (collectively referred to as the "Option Plans") shall each automatically, by operation of law, be continued and become the Option Plans of the Holding Company under the name of the Holding Company. On the Effective Date, each unexercised option under the Option Plans shall automatically become, by operation of law, an unexercised option to purchase under the respective Option Plan the same number of shares (adjusting thereafter where appropriate pursuant to the anti-dilution provisions of the Option Plan, if any) of Holding Company Stock in lieu of shares of Bank Common Stock on the same terms and conditions under the Option Plans (including but not limited to the same option exercise price), and the Holding Company shall assume all of the Bank's obligations with respect to the Option Plans. On or after the Effective Date, each person holding an outstanding option agreement that prior thereto represented an option to purchase Bank Common Stock may surrender the same to the Company, and such option holder shall be entitled upon such surrender to receive, in exchange therefor, an option agreement representing an option to purchase the number of shares of Holding Company Stock described in the immediately preceding sentence (the "Holding Company Option Shares"). Until so surrendered, each outstanding option agreement which, prior to the Effective Date, represented an option to purchase Bank Common Stock, shall be deemed for all corporate purposes (including the payment of stock dividends) to evidence an option to purchase the Holding Company Option Shares.

          4.5  Warrants.  On the Effective Date, each
outstanding and unexercised warrant to purchase shares of Bank Common Stock shall automatically become, by operation of law, an unexercised warrant to purchase the same number of shares (adjusting thereafter where appropriate pursuant to the anti-dilution provisions of the warrant, if any) of Holding Company Stock in lieu of shares of Bank Common Stock on the same terms and conditions of the warrant (including but not limited to the same exercise price), and the Holding Company shall assume all of the Bank's obligations with respect to the warrants. On or after the Effective Date, each person holding an outstanding warrant which prior thereto represented a warrant to purchase Bank Common Stock may surrender the same to the Company, and such warrant holder shall be entitled upon such surrender to receive, in exchange therefor, a warrant representing a right to purchase the number of shares of Holding Company Stock described in the immediately preceding sentence (the "Holding Company Warrant Shares"). Until so surrendered, each outstanding warrant which, prior to the Effective Date, represented a right to purchase Bank Common Stock, shall be deemed for all corporate purposes (including the payment of stock dividends) to evidence an option to purchase the Holding Company Warrant Shares.

          4.6 Other Benefit Plans. As of the Effective Date and except as otherwise provided in Section 4.4 hereof, all employee benefit plans of the Bank shall be and will remain employee benefit plans of the Surviving Bank.

          4.7 Reservation or Issuance of Stock. As of the Effective Date, the Board of Directors of the Holding Company shall be deemed to have reserved, or authorized the issuance of, as the case may be, an amount of shares of Holding Company Stock, and such shares shall automatically be so reserved or so authorized, as the case may be, in respect of the agreements, plans, warrants and programs within the foregoing Sections 4.4,
4.5 and 4.6 equal to the amount of shares of Bank Common Stock that the Bank had reserved or had authorized the issuance of, as the case may be, in respect of such agreements, plans, warrants and programs immediately prior to the Effective Date.

                            ARTICLE V

                  EFFECTIVE DATE OF THE MERGER

          The Merger shall be effective on the date specified in the merger approval (the "Effective Date") to be issued by the Office of the Comptroller of the Currency (the "OCC").

                           ARTICLE VI

                      EFFECT OF THE MERGER

          6.1 Separate Existence. On the Effective Date, the separate existence of the Bank shall cease. As provided
Section 215a(e) of Title 12 of the United States Code, as amended, as of the Effective Date, all of the assets, properties, obligations and liabilities of every kind and character, real, personal and mixed, tangible and intangible, chosen in action, rights, and credits then owned by either the Bank or Interim Bank, or which would inure or be subject to either of them, shall immediately by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the assets, property, obligations and liabilities of the Surviving Bank which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Bank and Interim Bank immediately prior to the Effective Date. The Surviving Bank shall be deemed to be and shall be a continuation of the entity and identity both of the Bank and Interim Bank and the rights and obligations of the Bank and of Interim Bank shall remain unimpaired; and the Surviving Bank, upon the consummation of the Merger, shall succeed to all of such rights and obligations and the duties and liabilities connected therewith.

          6.2 Deposit Accounts. All deposit accounts of the Bank prior to consummation of the Merger shall, as of the Effective Date, continue to be deposit accounts in the Surviving Bank without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms maturity, minimum required balances or withdrawal value.

                           ARTICLE VII

               TRANSACTIONS PRIOR TO EFFECTIVE DATE

          7.1 Corporate Approvals. The execution and delivery of this Plan has been duly authorized and approved by the Board of Directors of the Bank and by the Board of Directors of the Holding Company and, prior to the Effective Date, shall be duly authorized and approved by the Board of Directors of Interim Bank. Prior to the Effective Date, a certified copy of the resolutions evidencing such authorization and approval shall be given by each party hereto to the others and as of the Effective Date said authorizations and approvals shall have not been altered, amended or revoked. To the extent required by applicable laws or regulations, an annual or special meeting of the stockholders of the Bank will be held for, inter alia, the purpose of adopting and approving this Plan. In addition, the shareholders of the Holding Company will execute a written consent adopting and approving this Plan, if required by the laws of the Commonwealth of Pennsylvania. The Holding Company, as the sole stockholder of Interim Bank, will execute such written consents or take such other actions on behalf of Interim Bank as may be required for the adoption and approval of this Plan.

          7.2 Capitalization of Interim Bank. Prior to the Effective Date, Holding Company shall purchase the total number of shares of common stock, $1.00 par value per share, of Interim Bank required by the OCC at the price per share required by the OCC, and shall cause Interim Bank to do all things necessary in order to obtain all necessary approvals from the OCC so as to permit the Merger provided for in this Plan.

                           ARTICLE VIII

                       CONDITIONS PRECEDENT

          8.1 Conditions to Performance by the Holding Company and Interim Bank. The obligations of the Holding Company and Interim Bank to effect the Merger hereunder shall be subject to the following conditions:

               (a)  Stockholder Approval.  To the extent
required by applicable law, rules or regulations, the holders of two-thirds (2/3) of the outstanding shares of Bank Common Stock shall, at a meeting of the stockholders of the Bank duly called for the purpose of considering and acting upon this Plan, have voted in favor of the adoption and approval of this Plan;

               (b) Registration of Shares of Holding Company Stock. The shares of the Holding Company Stock to be issued to Bank stockholders in connection with the Merger shall have been duly registered for issuance with the Securities and Exchange Commission ("SEC") in accordance with the provisions of the Securities Act of 1933, as amended. Further, to the extent required, the Holding Company shall have complied with all applicable state securities or "Blue Sky" laws relating to the issuance of Holding Company Stock;

               (c) Government Approval. Any and all approvals from the Federal Reserve Board, the OCC, the SEC and any other necessary or appropriate governmental agency required for the lawful consummation of the Merger and the issuance and delivery of the Holding Company Stock as contemplated by this Plan shall have been obtained;

               (d) Tax Matters. The tax opinion specified in paragraph (c) of Section 8.2, in form and substance satisfactory to the Holding Company, shall have been received; and

               (e) Consents of Third Parties. The Bank shall have obtained all such written consents from third parties as may be required to permit it to perform this Plan in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Bank.

          8.2 Conditions to Performance by the Bank. The obligations of the Bank to effect the Merger hereunder shall be subject to the following conditions:

               (a) Other Conditions. The conditions specified in paragraphs (a), (b) and (c) of Section 8.1 shall have been fulfilled;

               (b)  Approval of the Holding Company.  The
Holding Company, as the sole stockholder of Interim Bank, shall have duly approved of the adoption of this Plan;

               (c) Federal Tax Ruling or Opinion. The Bank shall have received an opinion from its counsel or tax advisors, in form and substance satisfactory to the Bank and based on such representations and warranties as such counsel or tax advisors shall reasonably request, that for federal income tax purposes:

                    (1)  The Merger will be treated for federal
income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Internal Revenue Code of 1986 ("Code"), and no gain or loss will be recognized by the Bank's stockholders on the receipt of Holding Company Stock in exchange for their Bank Common Stock surrendered in the Merger;

                    (2)  No gain or loss will be recognized by
the Holding Company with respect to the Merger;

                    (3)  The aggregate tax basis of Holding
Company Stock received by Bank stockholders in the transaction will be the same as the aggregate basis of the Bank Common Stock surrendered in exchange therefor; and

               (4) The holding period of the Holding Company Stock received by Bank stockholders in the Merger will include the period during which they held their Bank Common Stock exchanged therefor, provided that the shares of Bank Common Stock are held as a capital asset on the Effective Date.

          (d) Consents of Third Parties. The Holding Company and Interim Bank shall have obtained all such written approvals, permits or consents from third parties as may be required to permit them to perform this Plan in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Holding Company or Interim Bank.

          (e) Approval of Holding Company Shareholders. If required by the laws of the Commonwealth of Pennsylvania in order to consummate the Merger, the shareholders of the Holding
Company shall approve this Plan and/or the transactions contemplated hereby in accordance with such laws.

                            ARTICLE IX

                           TERMINATION

          9.1 Termination. This Plan may be terminated (i) at the election of the Holding Company and Interim Bank, if any one or more of the conditions to the obligations of either herein shall not have been fulfilled and shall have become incapable of fulfillment, or (ii) at the election of the Bank, if (a) any one or more of the conditions to its obligations herein shall not have been fulfilled and shall have become incapable of fulfillment, (b) in the sole judgment of the Board of Directors of the Bank, the Merger would be inadvisable because of the number of shareholders of the Bank who have duly exercised their dissenters' rights in accordance with the U.S. Code and this Plan, or (c) in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever. This Plan may also be terminated at any time prior to the Effective Date by mutual consent of the respective parties hereto.

          9.2 No Further Liability. In the event of the termination of this Plan pursuant to any of the provisions contained in Section 9.1, the Bank shall pay all costs and expenses incurred by the parties in connection with this Plan and the transactions contemplated hereby, and no party shall have any further liability or obligation of any nature to any other party.

                            ARTICLE X

                            AMENDMENT

          Subject to applicable law, this Plan may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                           ARTICLE XI

                          MISCELLANEOUS

          11.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan.

          11.2 Notices. Any notice or other communication required or permitted under this Plan shall be given, and shall be effective, if and when delivered personally or mailed by certified or registered mail, postage prepaid, addressed as follows:

               If to the Bank:

               1st Colonial National Bank
               1040 Haddon Avenue
               Collingswood, New Jersey  08108
               Attn:     Gerard M. Banmiller
                         Chief Executive Officer

               If to the Holding Company:

               1st Colonial Bancorp, Inc.
               1040 Haddon Avenue
               Collingswood, New Jersey  08108

               Attn:     Gerard M. Banmiller
                         Chief Executive Officer

               If to Interim Bank:

               Interim 1st Colonial National Bank
               1040 Haddon Avenue
               Collingswood, New Jersey  08108
               Attn:     Gerard M. Banmiller
                         Chief Executive Officer

          11.3 Execution by Interim Bank. The Bank and the Holding Company acknowledge that as of the date hereof, Interim Bank is in organization and has not received its charter from the OCC and therefore does not have the legal capacity to execute this Plan. The Holding Company agrees to cause Interim Bank to execute this Plan promptly following the issuance of Interim's charter by the OCC. The Bank and the Holding Company agree to be bound by this Plan prior to and following such execution by Interim Bank.

          11.4 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan.

          11.5 Counterparts. For the convenience of the parties hereto, this Plan may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

          11.6 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the State of New Jersey.

          11.7  Special Dividend.  Upon the Effective Date, the
Bank shall pay a special dividend to Holding Company in an amount equal to the sum of:

               (a)  the expenses of Holding Company in
connection with the transactions contemplated herein, if any;

               (b)  the principal amount of any loan which
Holding Company shall have obtained to purchase the shares of the common stock of Interim Bank as provided in Section 7.2 hereof (such dividend to be paid using only the funds previously contributed to Interim Bank by Holding Company); and

               (c) the amount of any interest expense incurred by Holding Company on account of any loans obtained by it in order to purchase the shares of the common stock of Interim Bank as provided in Section 7.2 hereof, or otherwise obtained in order to effect the Merger.

          IN WITNESS WHEREOF, the Bank, Holding Company and
Interim Bank have caused this Agreement and Plan of Reorganization to be executed by their duly authorized officers on the date first written above.

                              1ST COLONIAL NATIONAL BANK

                              By________________________________
                                Gerard M. Banmiller,
                                President


                              INTERIM 1ST COLONIAL NATIONAL BANK
                              (In Formation)

                              By________________________________
                                Name:
                                Title:


                              1ST COLONIAL BANCORP, INC., a
                              Pennsylvania corporation

                              By________________________________
                                Gerard M. Banmiller
                                President



                            Exhibit A

                     ARTICLES OF ASSOCIATION
                                OF
                INTERIM 1ST COLONIAL NATIONAL BANK

          For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned enter into the following Articles of Association:

          FIRST.  The title of this association shall be INTERIM
1ST COLONIAL NATIONAL BANK.

          SECOND. The main office of the association shall be located in Collingswood, County of Camden, State of New Jersey.

          The general business of the association shall be conducted at its main office and its branches.

          THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with either an aggregate par, fair market, or equity value of $1,000. Determination of these values may be based as of either (i) the date of purchase, or
(ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used.

          Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; or
(2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

          Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless they resign or are removed from office.

          Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum for any board action, and shall not be required to own qualifying shares.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding.
In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

          In all elections of directors, the number of votes cast by each common shareholder will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

          A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

          FIFTH. The authorized amount of capital stock of this association shall be 2,000,000 shares of common stock of the par value of One Dollar ($1.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof.

          Unless otherwise specified in the Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

          Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

          The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

          SIXTH. The board of directors shall appoint one of its members president of this association, and one of its members chairman of the board and shall have the power to appoint one or more vice presidents (including executive vice presidents and senior vice presidents), a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors according to the Bylaws.

          The board of directors shall have the power to:

               (1)  Define the duties of the officers,
                    employees, and agents of the association.

               (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

               (3)  Fix the compensation and enter into
                    employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

               (4)  Dismiss officers and employees.

               (5) Require bonds from officers and employees and to fix the penalty thereof.

               (6) Ratify written policies authorized by the association's management or committees of the board.

               (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association according to law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

               (8)  Manage and administer the business and
                    affairs of the association.

               (9) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the association.

               (10) Amend or repeal the Bylaws, except to the
                    extent that the Articles of Association
                    reserve this power in whole or in part to shareholders.

               (11) Make contracts.

               (12) Generally perform all acts that are legal
                    for a board of directors to perform.

          SEVENTH. The board of directors shall have the power to change the location of the main office to any authorized branch within the limits of Collingswood, New Jersey without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of such association for a relocation outside such limits and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Collingswood, New Jersey, but not more than 30 miles beyond such limits. The board of directors shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without approval of shareholders, subject to approval by the Comptroller of the Currency.

          EIGHTH. The corporate existence of this association shall continue until termination according to the laws of the United States.

          NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association.

          Notwithstanding anything to the contrary contained herein, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law or these Articles of Association or of the Bylaws, the meeting and vote of shareholders may be dispensed with if all of the shareholders shall consent in writing to such corporate action being taken.

          TENTH. The association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u) ("Institution-Affiliated Party"), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 USC 1828(k) and the implementing regulations thereunder.

          Any Institution-Affiliated Party who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding not initiated by a federal banking agency, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the association, or is or was serving at the request of the association as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the association against expenses (including attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent permitted to corporations under Pennsylvania law, provided such payments are consistent with safe and sound banking practices.

          Any person claiming indemnification within the scope of this Article shall be entitled to advances from the association for payment of the expenses of defending actions against such person in the manner and to the fullest extent permitted to Pennsylvania corporations under Pennsylvania law.

          On the request of any person requesting
indemnification or an advance under this Article, the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to the above-referenced action, suit, or proceeding, shall determine whether the standards required by this Article have been met. If, however, such a quorum of directors is not obtainable or is not empowered by statute to make such determination or if a majority of said quorum so directs, such determination shall be made by independent legal counsel.

          The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

          ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

          IN WITNESS WHEREOF, we have hereunto set our hands this _________________ of ____________, _______.


______________________________    ______________________________
Linda M. Rohrer                   Gerard M. Banmiller


______________________________    ______________________________
Thomas A. Clark, III              Letitia G. Colombi


______________________________    ______________________________
Gerald J. DeFelicis               John J. Donnelly, IV


______________________________    ______________________________
Eduardo F. Enriquez               Stanley H. Molotsky



                            Exhibit B

                             BYLAWS
                 INTERIM 1ST COLONIAL NATIONAL BANK

                            ARTICLE I

                    MEETINGS OF SHAREHOLDERS

          Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 1040 Haddon Avenue, Borough of Collingswood, State of New Jersey or such other place as the board of directors may designate, at 2:00 o'clock, on the fourth Thursday of April of each year, or if that date falls on a legal holiday in the state in which the association is located, on the next following banking day. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

          Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association, a notice stating the purpose of the meeting.

          The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

          A special meeting may be called by shareholders or the board of directors to amend the Articles of Association or Bylaws, whether or not such Bylaws may be amended by the board in the absence of shareholder approval.

          If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

          Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided that, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          Section 1.4. Judge of Election. Every election of directors shall be managed by one judge, who shall be appointed from among the shareholders by the board of directors. The judge of election shall hold and conduct the election at which he or she is appointed to serve. After the election, he or she shall file with the cashier a certificate signed by him or her, certifying the result thereof and the names of the directors elected. The judge of election, at the request of the chairman of the meeting, shall act as teller of any other vote by ballot taken at such meeting, and shall certify the result thereof.

          Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

          Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                           ARTICLE II

                            DIRECTORS

          Section 2.1.  Board of Directors.  The board of
directors shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board of directors.

          Section 2.2. Number. The board shall consist of no less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) where such number was fifteen or less, exceeds by more than two the numbers of directors last elected by shareholders and (ii) where such number was sixteen or more, exceeds by more than four the number of directors last elected by shareholders, but in no event shall the number of directors exceed twenty-five.

          Section 2.3. Organization Meeting. The cashier or secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

          Section 2.4. Regular Meetings. The regular meetings of the board of directors shall be held, without notice, on the third Wednesday of each month at the main office or other such place as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

          Section 2.5. Special Meetings. Special meetings of the board of directors may be called by the association, or at the request of three (3) or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, first class mail, or in person, of each special meeting.

          Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, or the Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

          Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                           ARTICLE III

                     COMMITTEES OF THE BOARD

          Section 3.1. General. The board of directors must formally ratify written policies authorized by committees of the board before they become effective. Each committee must have one or more member(s), who serve at the pleasure of the board of directors. Provisions of the articles and Bylaws governing place of meetings, notice of meeting, quorum, and voting requirements of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

          Section 3.2. Loan Committee. There shall be a loan committee composed of at least three (3) directors, appointed by the board annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board is not in session, all other powers of the board that may be delegated lawfully. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

          Section 3.3. Investment Committee. There shall be an investment committee composed of two (2) directors, appointed by the board annually or more often. The investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

          Section 3.4. Audit Committee. There shall be an audit committee composed of no less than three (3) directors, exclusive of any active officers, appointed by the board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

          Section 3.5.  Other Committees.  The board of
directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

          However, a committee may not:

               (1)  Authorize distributions of assets or
dividends.

               (2) Approve action required to be approved by shareholders.

               (3) Fill vacancies on the board of directors or any of its committees.

               (4)  Amend the Articles of Association.

               (5)  Adopt, amend, or repeal the Bylaws.

               (6) Authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

                           ARTICLE IV

                     OFFICERS AND EMPLOYEES

          Section 4.1. Chairman of the Board. The board of directors shall appoint one of its members to be the chairman of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

          Section 4.2. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairman, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the board of directors.

          Section 4.3. Vice President. The board of directors may appoint one or more vice presidents, including executive vice presidents and senior vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

          Section 4.4. Cashier. The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents, and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time-to-time, by the board of directors.

          Section 4.5. Other Officers. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairman of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

          Section 4.6. Tenure of Office. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

          Section 4.7.  Resignation.  An officer may resign at
any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                            ARTICLE V

                   STOCK AND STOCK CERTIFICATES

          Section 5.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

          Section 5.2.  Stock Certificates.  Certificates of
stock shall bear such information and signatures as are required by law.

                           ARTICLE VI

                         CORPORATE SEAL

          The president, the cashier, the secretary, or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall be substantially in the following form:

                           (Impression)
                           (    of    )
                           (   Seal   )

                           ARTICLE VII

                    MISCELLANEOUS PROVISIONS

          Section 7.1.  Fiscal Year.  The fiscal year of the
association shall be the calendar year.

          Section 7.2.  Execution of Instruments.  All
agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairman of the board, or the president, or any vice president, or the secretary, or the cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these Bylaws.

          Section 7.3. Records. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier, or other officer appointed to act as secretary of the meeting.

          Section 7.4. Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes, the corporate governance procedures of the Commonwealth of Pennsylvania will be followed.

          Section 7.5.  Indemnification.  The bank may
indemnify, or make or agree to make indemnification payments to an institution-affiliated party, to the extent and in the manner provided in the Articles of Association.

                          ARTICLE VIII

                             BYLAWS

          Section 8.1.  Inspection.  A copy of the Bylaws, and
all amendments shall at all times be kept in a convenient place at the main office of the association, and may be inspected by all shareholders during banking hours.

          Section 8.2.  Amendments.  The Bylaws may be amended,
altered, or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors.

          I, Robert C. Faix, certify that: (1) I am the duly constituted secretary and cashier of Interim 1st Colonial National Bank and secretary of its board of directors, and as such officer am the official custodian of its records; (2) the foregoing Bylaws are the Bylaws of the association, and all of them are now lawfully in force and effect.

          I have hereunto affixed my official signature and the seal of the association, in the Borough of Collingswood, on this _________ day of __________________, 2002.



                              __________________________________
                              Robert C. Faix
                              Secretary and Cashier



                                                       Exhibit B

                    ARTICLES OF INCORPORATION, INC.
                                  OF
                      1ST COLONIAL BANCORP, Inc.

     FIRST. The name of the corporation (the "Corporation") is 1st Colonial Bancorp, Inc.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is c/o Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603, and its registered agent at such address is Edward C. Hogan.

     THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the "Pennsylvania Business Corporation Law").

     FOURTH. The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 6,000,000 shares, divided into two classes consisting of 5,000,000 shares of common stock without par value ("Common Stock") and 1,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below ("Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than seven (7) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 2003; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2004; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2005. After the initial term of each Class, the term of office of each Class shall be three
(3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. Unless waived by the board of directors of the Corporation, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation or 1st Colonial National Bank, Collingswood, New Jersey, either (i) since June 30, 2000 or (ii) for at least three (3) years. Shareholders of another corporation that merges with the Corporation, is acquired by, or acquires the Corporation, or enters into any similar transaction with the Corporation shall qualify for election as a director of the Corporation if such shareholder was a shareholder of record of the other corporation either (i) since June 30, 2000 or (ii) for at least three (3) years. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

     TENTH. Except as set forth below, the affirmative vote of shareholders entitled to cast at least eighty percent (80%) of the votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions.

An affirmative vote as provided in the foregoing provisions shall be, to the extent permitted by law, in lieu of the vote of the shareholders otherwise required by law.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of clause (d) of this Article TENTH, on the basis of information known to the board, if any transaction is similar to, or has an effect similar to, any of the transactions identified in clauses (a), (b) or (c) of this Article TENTH. Any such determination shall be conclusive and binding for all purposes of this Article TENTH.

     The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least eighty percent (80%) of the votes which all shareholders are entitled to cast.

     The provisions of this Article TENTH shall not apply to any transaction which is approved in advance by sixty-six and two-thirds percent (66-2/3%) or more of the members of the board of directors of the Corporation, at a meeting duly called and held.

     ELEVENTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article TENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article ELEVENTH are defined in subsection 4 hereof.

          Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article ELEVENTH, all shares with respect to which any Person or Group Acting in Concert has acquired Voting Control in excess of the number of shares the beneficial ownership of which is deemed under Subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article ELEVENTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action. Subsequent reductions in voting rights in accordance with the foregoing shall be effected as many times as necessary to carry out the purposes of this Article. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4 to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares are held by a Tax-Qualified Employee Stock Benefit Plan.

          Subsection 3. The provisions of this Article ELEVENTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast eighty percent (80%) or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article ELEVENTH) and such transaction was approved in advance by the board of directors of the Corporation.

          Subsection 4.  For purposes of this Article ELEVENTH:

               A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation shall not constitute Voting Control, (ii) a Tax-Qualified Employee Stock Benefit Plan which holds more than 10 percent of the voting shares of the Corporation shall not be deemed to have Voting Control of the Corporation, and (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan.

               C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include (i) the members of the board of directors of the Corporation solely as a result of their board membership, (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a proxy solicitation or (iii) any member or all the members of the board of directors of the Corporation, and (iv) any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

               D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

               E.  The term "Tax-Qualified Employee Stock
     Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under
     Section 401 of the Internal Revenue Code of 1986, as amended.

          Subsection 5. This Article ELEVENTH shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities by the Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of the Corporation from any underwriter shall be subject to the provisions of this Article ELEVENTH.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the Board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. A special meeting of the shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

     FOURTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least sixty-six and two-thirds percent (66-2/3%) of the votes which all shareholders are entitled to cast, except that provisions of the By-Laws of the Corporation relating to limitations on directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers and others except by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the entire board of directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least eighty percent (80%) of the votes which all shareholders are entitled to cast.

     FIFTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within thirty (30) days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article FIFTEENTH shall not apply if eighty percent (80%) or more of the members of the board of directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Corporation having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article FIFTEENTH shall be in addition to and not in lieu of any rights granted under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Subchapter E"); provided, however, that if the provisions of this Article FIFTEENTH and Subchapter E are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article FIFTEENTH or the price per share determined in accordance with the provisions of Subchapter E.

     SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH through SIXTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least eighty percent (80%) of the votes which all shareholders of the Corporation are then entitled to cast or (b) the affirmative vote of eighty percent (80%) of the members of the board of directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of the votes which all shareholders of the Corporation are then entitled to cast.

     SEVENTEENTH: The name and post office address of the incorporator is Edward C. Hogan, Stevens & Lee, 111 North Sixth
Street, P.O. Box 679, Reading, PA  19603-0679

     IN TESTIMONY WHEREOF, the Incorporator has signed these Articles of Incorporation this ___ day of February, 2002.


                              __________________________________
                              Edward C. Hogan,
                              Incorporator



                                                       Exhibit C

                             BYLAWS

                               OF

                   1ST COLONIAL BANCORP, INC.

                            ARTICLE I

                           SHAREHOLDERS

1.1 - Annual Meeting -

     (a) General. The annual meeting of shareholders shall be held on such day each year as may be fixed from time to time by the board of directors, or, if no day be so fixed, on the fourth Tuesday of April of each year; provided, however, that if such day falls upon a legal holiday, then on the next business day thereafter. If the annual meeting shall not have been called and held within six (6) months after the designated time, any shareholder may call the meeting at any time thereafter. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the corporation shall be considered, and such other business as may properly come before the meeting may be transacted.

     (b) Conduct of Meetings. At every meeting of the shareholders, the Chairman of the Board or, in his absence, the officer designated by the Chairman of the Board, or, in the absence of such designation, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the board of directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the corporation or in his or her absence, an assistant secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.

1.2 - Special Meetings - Special meetings of the shareholders may be called only in accordance with the articles of incorporation of the corporation. Upon written request to the Chief Executive Officer or the Secretary, sent by registered mail or delivered to such officer in person, of any person or persons entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to fix the time of the meeting, which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.

1.3 - Place of Meeting - All meetings of the shareholders shall be held at such place, within or outside the Commonwealth of Pennsylvania, as may be designated by the board of directors in the notice of meeting. In the absence of such designation, shareholders' meetings shall be held at 1040 Haddon Avenue, Collingswood, New Jersey.

1.4 - Notice of Meetings of Shareholders - Except as provided otherwise in these bylaws or required by law, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person, to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting.

1.5 - Contents - The notice of the meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.
If the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, there shall be included in, enclosed with, or accompanied by, the notice a copy of the proposed amendment or a summary of the changes to be made by the amendment.

1.6 - Quorum -

     (a) Annual Meetings. An annual meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized annual meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (b) Special Meetings. A special meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized special meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

1.7 - Adjournments - If a meeting of the shareholders duly called cannot be organized because a quorum has not attended, the chairman of the meeting or a majority of shareholders present in person or by proxy and entitled to vote may adjourn the meeting to such time and place as they may determine.

At any meeting at which directors are to be elected and which has previously been adjourned for lack of a quorum, the shareholders present and entitled to vote, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of the shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of quorum, although less than a quorum as fixed herein, shall nonetheless constitute a quorum for the purpose of acting upon any matter stated in the notice of the meeting, provided the notice of meeting states that shareholders who attend such adjourned meeting shall nonetheless constitute a quorum for the purpose of acting upon the matter.

When a meeting of the shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended, to be stated in the original notice of the meeting and such notice had not been previously provided.

1.8 - Action by Shareholders - Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote as a class on the matter, except when a different vote is required by law, or the articles of incorporation, or these bylaws.

1.9 - Voting Rights of Shareholders - Unless otherwise provided in the articles of incorporation, every shareholder of the corporation shall be entitled to one vote for every share outstanding in the name of the shareholder on the books of the corporation.

1.10 -- Voting and Other Action by Proxy -

     (a) General. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

          Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

     (b) Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

          (1)  may be treated as properly executed; and

          (2)  shall be so treated if it sets forth a
               confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

     (c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation.

1.11 - Voting by Fiduciaries and Pledgees - Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

1.12 - Voting of Joint Holders of Shares -

     (a) General. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

          (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the name of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

          (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

     (b) Exception. If there has been filed with the Secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

1.13 - Voting by Corporations - Any corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

1.14 - Determination of Record Date - The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this section. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

1.15 - Voting List - The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

1.16 - Judges of Election - In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

1.17 - No Consent of Shareholders in Lieu of Meeting - No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

1.18 - Agenda for Annual Meeting - Matters to be placed on the agenda for consideration at annual meetings of shareholders may be proposed by the board of directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days nor more than one hundred and fifty (150) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. Each notice given by a shareholder shall set forth a brief description of the business desired to be brought before the annual meeting. The Chairman of the meeting of shareholders may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the matter shall be disregarded.

                           ARTICLE II

                       BOARD OF DIRECTORS

2.1 - General - Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors of the corporation.

2.2 - Number, Qualifications, Selection and Term of Office - The board of directors of the corporation shall consist of at least seven (7) and not more than twenty-five (25) directors, the exact number to be set from time to time by resolution of the board of directors. Each director shall be a natural person of full age. Each director shall own common or preferred stock of the corporation with either an aggregate par, fair market, or equity value of $1,000. Determination of these values may be based as of either (i) the date of purchase, or (ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used. No director shall be related by blood or marriage to any other director without the consent of two-thirds of the entire board of directors. For the purposes of this section, "related by blood or marriage" shall be defined to include all members of the immediate family, all in-laws, all nieces, nephews, and first or second cousins of a director and or his or her spouse. Unless waived by a majority of the directors, a majority of the directors shall be persons who are not directors, officers, employees, agents or holders of record or beneficially of more than 5% of the voting securities, of any corporation or any other entity which holds of record or beneficially 66-2/3% or more of the issued and outstanding shares of any class of capital stock of the corporation. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

2.3 - Nominations for Directors - Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations made by a shareholder entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. Each notice of nominations made by a shareholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and
(iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee. Upon receiving a notice of nomination made by a shareholder, the board of directors shall be entitled to request any other information relating to such nominee deemed relevant by the board. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

2.4 - Election - Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

2.5 - Vacancies -

     (a) Vacancies. Vacancies in the board of directors shall exist in the case of the happening of any of the following events: (i) the death or resignation of any director; (ii) if at any annual or special meeting the shareholders at which directors are to be elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; (iii) an increase in the number of directors by resolution of the board of directors; (iv) the removal of a director by the affirmative vote of shareholders of the corporation in accordance with the articles of incorporation of the corporation; or (v) the removal of a director by the board of directors or a court of competent jurisdiction in accordance with these bylaws or otherwise in accordance with law.

     (b) Filling Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

2.6 - Removal and Resignation -

     (a) Removal by Shareholders. A director may be removed by shareholders only in accordance with the articles of incorporation of the corporation.

     (b) Removal by Action of the Directors. The board of directors may declare vacant the office of a director if that director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; (iii) if within sixty (60) days after notice of his or her election, the director does not accept such office either in writing or by attending a meeting of the board of directors and fulfilling such other requirements of qualification as these bylaws or the articles of incorporation may provide; or (iv) is ineligible for any reason to serve as a director of the corporation's principal banking subsidiary.

     (c) Resignation. Any director may resign at any time from his or her position as a director upon written notice to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

2.7 - Regular Meetings - The board of directors of the corporation shall hold an annual meeting for the election of officers and the consideration of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders of the corporation, or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the day, hour and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.

2.8 - Special Meetings - Special meetings of the board of directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the corporation or a majority of the directors then in office. In calling the special meeting, such person or persons may fix the day, hour and place, within or outside the Commonwealth of Pennsylvania, of the meeting.

2.9 - Notice of Meetings -

     (a) General. No notice of any annual or regular meeting of the board of directors of the corporation need be given. Written notice of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 24 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

     (b) Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

2.10 - Quorum and Action by Directors - A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except where a different vote is required by law, the articles of incorporation or these bylaws. Every director shall be entitled to one vote.

Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the corporation.

2.11 - Presumption of Assent - A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless that director files his or her written dissent to the action with the Secretary of the meeting before its adjournment or submits the dissent in writing to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that the minutes of a meeting incorrectly omitted that director's dissent if, promptly upon receipt of a copy of those minutes, the director notified the Secretary, in writing, of the asserted omission or inaccuracy.

2.12 - Presiding Officer - All meetings of the board of directors of the corporation shall be called to order and presided over by the Chairman of the Board of Directors, or in the Chairman's absence, by the Chief Executive Officer of the corporation or, in the absence of the Chairman and the Chief Executive Officer, by a chairman of the meeting elected at such meeting by the board of directors. The Secretary of the corporation shall act as Secretary of the board of directors unless otherwise specified by the board of directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.13 - Committees - The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees. Each committee is to consist of at least two (2) directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee.

A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the board of directors,
(iii) the adoption, amendment or repeal of these bylaws, (iv) the amendment, adoption or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board of directors, or (v) any action on matters committed by the bylaws or resolution of the board of directors to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

2.14 - Audit Committee - There shall be a standing committee of the board of directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of directors who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or of any such entity. The Audit Committee shall: (i) make recommendations to the board of directors as to the independent accountants to be appointed by the board, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the corporation, and (v) perform such other duties as may be assigned to it from time to time by the board of directors.

2.15 - Personal Liability of Directors - To the fullest extent permitted by Pennsylvania law, a director of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of that director under any criminal statute, or (ii) the liability of a director for the payment of taxes according to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this section shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

2.16 - Director Emeritus - Any director of the corporation 70 years of age or older who has served continuously as a director of the corporation for 15 years or a director who has become incapacitated prior to attaining the age of 70, may be elected by the board to serve as a director emeritus if such director so consents. Any director so elected shall serve as director emeritus for life unless removed by the board. Directors emeritus shall not be considered directors or members of the board and shall have no authority to vote on any matter placed before the board for a vote. Election as a director emeritus shall not prevent such person's options, if any, to acquire the corporation's capital stock from expiring and terminating in accordance with their terms due to his or her resignation or retirement from the board of directors.

                           ARTICLE III

                            OFFICERS

3.1 - Officers and Qualifications - The corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect one or more vice presidents (including, without limitation, executive vice presidents and senior vice presidents), and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors of the corporation. Officers of the corporation shall have such authority and perform such duties in the management of the corporation as is provided by or under these bylaws or in the absence of controlling provisions in these bylaws as is determined by or under resolutions or orders of the board of directors.

3.2 - Election- Term and Vacancies - The officers and assistant officers of the corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine, and each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until that officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

3.3 - Subordinate Officers, Committees and Agents - The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

3.4 - Removal; Resignation and Bonding -

     (a) Removal. Any officer or agent of the corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     (b) Resignation. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

     (c) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

3.5 - Chairman of the Board - The Chairman of the Board of Directors of the corporation, if one is elected, shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such other duties as the board of directors may from time to time designate.

3.6 - President - The President shall perform the duties of Chief Executive Officer either when he has been chosen as Chief Executive Officer or when the Chief Executive Officer is absent or unable to perform the duties of his office. The President shall have such other powers and perform such other duties as from time to time as may be prescribed by him by the board of directors or prescribed by the bylaws.

3.7 - Chief Executive Officer - The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the board of directors at which he or she is present. Subject to the control of the board of directors of the corporation and, within the scope of their authority, any committees thereof, the Chief Executive Officer shall (a) have general and active management of all the business, property and affairs of the corporation, (b) see that all orders and resolutions of the board of directors and its committees are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the corporation may require, (d) have custody of the corporate seal, or entrust the same to the Secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, (f) sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation, and (g) in general perform all the usual duties incident to the office of Chief Executive Officer and such other duties as may be assigned to such person by the board of directors.

3.8 - Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents - Each executive vice present, senior vice president, and vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

3.9 - Secretary - The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by the shareholder, (d) see that all notices are duly given in accordance with law, the articles of incorporation, and these bylaws, and (e) in general perform all the usual duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

3.10 - Assistant Secretary - The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform other duties as the board of directors, the Chief Executive Officer or the Secretary may from time to time designate.

3.11 - Treasurer - The Treasurer shall have general supervision of the fiscal affairs of the corporation and shall be the Chief Financial Officer of the corporation. The Treasurer shall, with the assistance of the Chief Executive Officer and managerial staff of the corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the corporation in such manner as may be directed by the board of directors, unless that function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the corporation not otherwise employed; (d) prepare any financial reports that may be requested from time to time by the board of directors; (e) cooperate in the conduct of any annual audit of the corporation's financial records by certified public accountants duly appointed by the board of directors; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

3.12 - Officer Salaries - Unless otherwise provided by the board of directors of the corporation, the salaries of each of the officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                           ARTICLE IV

                 SHARE CERTIFICATES AND TRANSFERS

4.1 - Share Certificates - Share certificates shall be in such form as shall be approved by the board of directors and shall state: (i) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, that the share certificate represents.

The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

4.2 - Issuance - The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed on behalf of the corporation by the President or an executive vice president or vice president and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this section shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

4.3 - Transfer of Shares - Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

4.4 - Lost, Destroyed, Mutilated or Stolen Certificates - If the registered owner of a share certificate claims that the security has been lost, destroyed, mutilated or wrongfully taken, another may be issued in lieu thereof in a manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with law, if the owner: (a) so requests before the corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the corporation, if requested by the corporation, a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the corporation.

                            ARTICLE V

                  NOTICE, WAIVERS, AND MEETINGS

5.1 - Manner of Giving Notice - Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988, as it may hereafter be amended, or by the articles of incorporation or these bylaws, it may be given to the person either personally or by sending a copy of it by first class or express mail, postage prepaid; or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid; or by facsimile transmission, to the shareholder's address (or to shareholder's telex, TWX, or facsimile number) appearing on the books of the corporation; or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or in the case of telex or TWX, when dispatched or in the case of fax, when received except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telex, TWX, or facsimile, when dispatched.

A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law of 1988, the articles of incorporation or these bylaws.

5.2 - Waiver of Notice - Whenever any written notice is required to be given by statute or the articles of incorporation or these bylaws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

5.3 - Modification of Proposal - Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law of 1988, as it may be amended, or the articles of incorporation or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

5.4 - Use of Conference Telephone and Similar Equipment - One of more persons may participate in a meeting of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

                           ARTICLE VI

                  INDEMNIFICATION AND INSURANCE

6.1 - Indemnification -

     (a) Indemnification of Directors and Officers. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (b) Indemnification of Others. The corporation may, at its discretion, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was an employee or agent of the corporation who is not entitled to rights under Section 6.01(a) hereof, or such person is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (c) Advancing Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article Six.

     (d) Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (e) Insurance; Other Security. The corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Six or otherwise, to or for the benefit of any person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Six.

6.2 - Contract Rights; Amendment or Repeal - All rights under this Article Six shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

6.3 - Reliance on Provisions - Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article
Six.

6.4 - Interpretation - The provisions of this Article are intended to constitute bylaws authorized by 15 Pa. C.S. Section
1746.

                           ARTICLE VII

                          MISCELLANEOUS

Section 7.1 - Registered Office - The registered office of the corporation, required by law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the principal place of business of the corporation. The address of the registered office may be changed from time to time by the board of directors of the corporation.

Section 7.2 - Other Offices - The corporation may have additional offices and business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors of the corporation may designate or as the business of the corporation may require.

Section 7.3 - Corporate Seal - The corporation may have a corporate seal, which shall have inscribed on it the name of the corporation, the year of organization, and the words "Corporate Seal--Pennsylvania" or such inscription as the board of directors of the corporation may determine. The seal may be used by causing it or a facsimile of it to be impressed or affixed, or in any manner reproduced.

Section 7.4 - Fiscal Year - The fiscal year of the corporation shall end on December 31.

Section 7.5 - Checks - All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or, any person authorized by resolution of the board of directors may from time to time designate.

Section 7.6 - Contracts - Except as otherwise provided in the Business Corporation Law of 1988, as it may be amended, in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, the President or a vice president and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 7.7 - Amendment of Bylaws - These bylaws may be amended, altered, changed or repealed as provided in the articles of incorporation. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

Section 7.8 - Severability - If any provision of these bylaws or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of these bylaws and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be deemed to be applicable to the greatest extent permitted by law.



                                                     Exhibit "D"

PARAGRAPHS (b), (c) AND (d) OF SECTION 215a OF NATIONAL BANK ACT
            CONCERNING DISSENTER AND APPRAISAL RIGHTS

Dissenting shareholders

     (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

Valuation of shares

     (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of
(1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;
(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

     (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.



                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     The By-Laws of Bancorp, as approved by the Bank as its sole shareholder, provide for (1) indemnification of directors, officers, employees and agents of Bancorp and its subsidiaries and (2) the elimination of a director's liability for monetary damages, in each case to the fullest extent permitted by Pennsylvania law.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Bancorp's directors and officers on and after the effective date of the Reorganization will be insured against certain liabilities for their actions, as such, by an insurance policy obtained by Bancorp.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits.

          2.1 Agreement and Plan of Reorganization and Merger dated March 5, 2002, between 1st Colonial Bancorp, Inc. and 1st Colonial National Bank and Interim 1st Colonial National Bank (included as Exhibit A to the Proxy Statement/Prospectus).

          3.1  Articles of Incorporation, as amended, of 1st
               Colonial Bancorp, Inc. (Attached as Exhibit B to the Proxy Statement/Prospectus).

          3.2 By-Laws of 1st Colonial Bancorp, Inc. (Attached as Exhibit C to the Proxy Statement/Prospectus).

          5.1  Opinion of Stevens & Lee re:  Legality of Shares
               Being Registered.

          8.1  Opinion of Stevens & Lee re:  Tax Matters.*

         10.1  1st Colonial National Bank Employee Stock Option
               Plan.

         10.2  1st Colonial National Bank Stock Option Plan for
               Outside Directors.

         10.3 Employment Agreement dated as of June 29, 2000, between 1st Colonial National Bank and Gerard M.
               Banmiller.

         10.4  Employment Agreement dated as of June 29,
               2000, between 1st Colonial National Bank and
               James E. Strangfeld.

         10.5 Employment Agreement dated as of May 9, 2001, between 1st Colonial National Bank and Robert C.
               Faix

         10.6  Lease Agreement dated October 1, 1999 between
               1st Colonial National Bank and First States
               Partners No. 203, LLC

         10.7  Data Processing Services Agreement dated
               December 23, 1999 between Intercept Group
               (successor to SLMsoft.com Inc.) and
               1st Colonial National Bank

         23.1  Consent of Stevens & Lee (included in
               Exhibit 5.1).

         24.1  Power of Attorney of Directors and Officers
               (included in signature page).

         99.1  Form of Proxy for the Annual Meeting of
               Shareholders of 1st Colonial National Bank
___________________
*  To be filed by amendment.

     (b)  Financial Statement Schedules.

          None required.

Item 22.  Undertakings

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Collingswood, State of New Jersey, on March 5, 2002.

                              1ST COLONIAL BANCORP, INC.
                              (Registrant)


By:/s/ Gerard M. Banmiller
                                 Gerard M. Banmiller,
                                 President and Chief Executive
                                   Officer



                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard M. Banmiller, James E. Strangfeld, Wesley R. Kelso, Esquire or Edward C. Hogan, Esquire, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                       Date

 /s/ Linda M. Rohrer      Chairman of the      March 5, 2002
Linda M. Rohrer           Board

 /s/ Gerard M. Banmiller  President and        March 5, 2002
Gerard M. Banmiller       Chief Executive
                          Officer

 /s/ Robert C. Faix       Senior Vice          March 5, 2002
Robert C. Faix            President and
                          Chief Financial
                          Officer(Principal
                          Financial and
                          Accounting
                          Officer)

 /s/ Thomas A. Clark, III Director             March 5, 2002
Thomas A. Clark, III

 /s/ Letitia G. Colombi   Director            March 5, 2002
Letitia G. Colombi

 /s/ Gerald J. DeFelicis  Director            March 5, 2002
Gerald J. DeFelicis

 /s/ John J. Donnelly IV  Director            March 5, 2002
John J. Donnelly IV

_______________________   Director
Eduardo F. Enriquez

 /s/ Stanley H. Molotsky  Director            March 5, 2002
Stanley H. Molotsky

_______________________   Director
Thomas S. Tranovich



                           EXHIBIT INDEX

                                                    Sequentially
                                                      Numbered
Number                  Description                     Page

 2.1  Agreement and Plan of Reorganization
      dated March 5, 2002, between 1st
      Colonial Bancorp, Inc. and 1st Colonial
      National Bank and Interim 1st Colonial
      National Bank (included as Exhibit A to
      the Proxy Statement/Prospectus).

 3.1 Articles of Incorporation, as amended, of 1st Colonial Bancorp, Inc. (Attached as
      Exhibit B to the Proxy Statement/
      Prospectus).

 3.2  By-Laws of 1st Colonial Bancorp, Inc.
      (Attached as Exhibit C to the Proxy
      Statement/Prospectus).

 5.1  Opinion of Stevens & Lee re:  Legality
      of Shares Being Registered.

 8.1  Opinion of Stevens & Lee re:  Tax Matters.*

10.1  1st Colonial National Bank Employee
      Stock Option Plan.

10.2  1st Colonial National Bank Stock Option
      Plan for Outside Directors.

10.3  Employment Agreement dated as of June 29,
      2000, between 1st Colonial National Bank and Gerard M. Banmiller.

10.4  Employment Agreement dated as of June 29,
      2000, between 1st Colonial National Bank and James E. Strangfeld

10.5  Employment Agreement dated as of May 9,
      2001, between 1st Colonial National Bank and Robert C. Faix

10.6  Lease Agreement dated October 1, 1999
      between 1st Colonial National Bank and
      First States Partners No. 203, LLC

10.7  Data Processing Services Agreement dated
      December 23, 1999 between Intercept Group
      (successor to SLMsoft.com Inc.) and 1st Colonial
      National Bank

23.1  Consent of Stevens & Lee (contained in
      Exhibit 5.1).

24.1  Power of Attorney of Directors and Officers
      (included in signature page)

99.1  Form of Proxy for the Annual Meeting of
      Shareholders of 1st Colonial National Bank

________________________
*  To be filed by amendment.